As filed with the Securities and Exchange Commission on December 27, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Governing Instruments)

Maryland	81-2963381
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1389 Center Drive, Suite 200
Park City, UT 84098
(858) 997-3332

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Paul E. Smithers

President and Chief Executive Officer
INNOVATIVE INDUSTRIAL PROPERTIES, INC.
1389 Center Drive, Suite 200
Park City, UT 84098
(858) 997-3332

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With copies to:

Carolyn Long, Esq.
Curt Creely, Esq.
FOLEY & LARDNER LLP
3579 Valley Centre Drive,
Suite 300
San Diego, California 92130
Tel: (858) 847-6700
Fax: (858) 792-6773

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.001 per share	(1)	(2)	(1)	(2)	(1)	(2)	(3)
Preferred Stock, par value $0.001 per share	(1)	(2)	(1)	(2)	(1)	(2)	(3)
Depositary Shares	(1)	(2)	(1)	(2)	(1)	(2)	(3)
Warrants	(1)	(2)	(1)	(2)	(1)	(2)	(3)
Rights	(1)	(2)	(1)	(2)	(1)	(2)	(3)
Units(4)	(1)	(2)	(1)	(2)	(1)	(2)	(3)

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	An unspecified number of the securities of each identified class are being registered for possible issuance from time to time at indeterminate prices by the registrant or a selling security holder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (“Securities Act”), we are deferring payment of all applicable registration fees.
(3)	Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.
(4)	Each unit will represent an interest in two or more other securities, which may or may not be separable from one another.

PROSPECTUS

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
WARRANTS
RIGHTS
UNITS

This prospectus relates to common stock, preferred stock, depositary shares, warrants, rights and units that we may sell from time to time in one or more offerings on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. This prospectus may be used to offer and sell any of the securities for the account of persons other than us as provided in an applicable prospectus supplement. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

We impose certain restrictions on the ownership and transfer of our capital stock. You should read the information under the section entitled “Description of Capital Stock—Restrictions on Ownership and Transfer” in this prospectus for a description of these restrictions.

The applicable prospectus supplement will also contain information, where applicable, about certain federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus for more information. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

Our common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “IIPR.” The last reported sale price of our common stock on the NYSE on December 26, 2019, was $78.35 per share.

Our 9.0% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) is traded on the NYSE under the symbol “IIPR Pr A.”

Investing in our securities involves risks. Before making a decision to invest in our securities, you should carefully consider the risks described on page 4 of this prospectus and in any accompanying prospectus supplement, as well as the risks described under the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 27, 2019.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

FORWARD-LOOKING STATEMENTS

The statements contained or incorporated by reference in this prospectus that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 are subject to risks and uncertainties. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, our statements regarding anticipated growth in our funds from operations and anticipated market and regulatory conditions, our strategic direction, demographics, results of operations, plans and objectives are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	our business and investment strategy;
•	our projected operating results;
•	actions and initiatives of the U.S. or state governments and changes to government policies and the execution and impact of these actions, initiatives and policies, including the fact that cannabis remains illegal under federal law;
•	rates of default on leases for our assets;
•	availability of suitable investment opportunities in the medical-use cannabis industry;
•	concentration of our portfolio of assets and limited number of tenants;
•	our understanding of our competition and our potential tenants’ alternative financing sources;
•	the estimated growth in and evolving market dynamics of the medical-use cannabis market;
•	the demand for medical-use cannabis cultivation and processing facilities;
•	the expected medical-use or adult-use cannabis legalization in certain states;
•	shifts in public opinion regarding medical-use cannabis;
•	the additional risks that may be associated with certain of our tenants cultivating and processing adult-use cannabis in our facilities;
•	the state of the U.S. economy generally or in specific geographic areas;
•	economic trends and economic recoveries;
•	our ability to access equity or debt capital;
•	financing rates for our assets;
•	our expected leverage;
•	changes in the values of our assets;
•	our expected portfolio of assets;
•	our expected investments;
•	interest rate mismatches between our target assets and our borrowings used to fund such investments;
•	changes in interest rates and the market value of our target assets;
•	the degree to which any interest rate or other hedging strategies may or may not protect us from interest rate volatility;
•	impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;
•	our ability to maintain our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes;
•	our ability to maintain our exemption from registration under the Investment Company Act of 1940 (the “Investment Company Act”);
•	availability of qualified personnel; and
•	market trends in our industry, interest rates, real estate values, the securities markets or the general economy.

Any forward-looking statement made by us speaks only of the date on which we make it. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. Stockholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus and any documents incorporated by reference.

Market data and industry forecasts and projections used in this prospectus and documents incorporated by reference have been obtained from independent industry sources. Forecasts, projections and other forward-looking information obtained from such sources are subject to similar qualifications and uncertainties as other forward-looking statements in this prospectus and documents incorporated by reference.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission (the “SEC”), allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents (other than information furnished rather than filed):

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 14, 2019;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 9, 2019, August 8, 2019 and November 7, 2019, respectively;
•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 3, 2019;
•	our Current Reports on Form 8-K filed with the SEC on January 17, 2019, February 21, 2019 (excluding Item 7.01 and exhibits 99.1 and 99.2 of Item 9.01), March 13, 2019, May 23, 2019 (excluding Item 7.01 and exhibit 99.1 of Item 9.01), June 19, 2019, July 3, 2019, July 16, 2019, August 12, 2019, September 20, 2019, September 25, 2019, November 5, 2019, as amended on November 22, 2019, and November 18, 2019 (other than documents or portions of those documents deemed to be furnished but not filed);
•	the description of our common stock, which is contained in the registration statement on Form 8-A filed on November 17, 2016, including amendments or reports filed for the purpose of updating that description; and
•	the description of our Series A Preferred Stock, which is contained in the registration statement on Form 8-A filed on October 12, 2017, including amendments or reports filed for the purpose of updating that description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than information furnished rather than filed), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus. Requests should be directed to Innovative Industrial Properties, Inc., Attn: Secretary, 1389 Center Drive, Suite 200, Park City, Utah 84098. You should not assume that the information contained or incorporated by reference into this prospectus or any free writing prospectus is accurate as of any date other than the dates specified on those respective documents.

OUR COMPANY

Unless the context otherwise requires or indicates, references in this prospectus to “we,” “us,” “our,” and “our company” refer to Innovative Industrial Properties, Inc., a Maryland corporation, together with its subsidiaries, including IIP Operating Partnership, LP, a Delaware limited partnership (our “Operating Partnership”), of which we are the sole general partner and through which we conduct our business.

Our Company

We are an internally-managed REIT focused on the acquisition, ownership and management of specialized industrial properties leased to experienced, state-licensed operators for their regulated state-licensed cannabis facilities. We have acquired and intend to continue to acquire our properties through sale-leaseback transactions and third-party purchases. We have leased and expect to continue to lease our properties on a triple-net lease basis, where the tenant is responsible for all aspects of and costs related to the property and its operation during the lease term, including structural repairs, maintenance, taxes and insurance.

We were incorporated in Maryland on June 15, 2016, and we have elected to be taxed as a REIT for U.S. federal income tax purposes, beginning with our taxable year ended December 31, 2017. We conduct our business through a traditional umbrella partnership real estate investment trust, or UPREIT structure, in which our properties are owned by our Operating Partnership, directly or through subsidiaries. We are the sole general partner of our Operating Partnership and own, directly or through a subsidiary, 100% of the limited partnership interests in our Operating Partnership. As of September 30, 2019, we had eleven full-time employees.

Our co-founder and executive chairman, Alan D. Gold, is a 35-year veteran of the real estate industry, and our senior management team has significant experience in all aspects of the real estate industry, including acquisitions, dispositions, construction, development, management, finance and capital markets.

We completed our initial public offering and commenced real estate operations with the acquisition of our first property in December 2016.

Our Properties

As of December 26, 2019, we owned 46 properties located in Arizona, California, Colorado, Florida, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New York, North Dakota, Ohio and Pennsylvania, totaling approximately 3.1 million rentable square feet (including approximately 913,000 rentable square feet under development/redevelopment), which were 100% leased with a weighted-average remaining lease term of approximately 15.3 years. As of December 26, 2019, we had invested approximately $489.3 million in the aggregate (excluding transaction costs) and had committed an additional approximately $144.9 million to reimburse certain tenants and sellers for completion of construction and tenant improvements at our properties. Our average current yield on invested capital is approximately 13.6% for these 46 properties as of December 26, 2019, calculated as (a) the sum of the aggregate current base rent (after the expiration of applicable base rent abatement or deferral periods), supplemental rent (with respect to the lease with PharmaCann LLC (“PharmaCann”) at one of our New York properties) and property management fees, divided by (b) our aggregate investment in these properties (excluding transaction costs and including aggregate potential development/redevelopment funding and tenant reimbursements of approximately $144.9 million). These statistics do not include up to $16.4 million that may be funded in the future pursuant to our lease with a subsidiary of GR Companies, Inc. (“Grassroots”) at one of our Illinois properties, $37.4 million that may be funded in the future pursuant to our lease with Trulieve Cannabis Corp. (“Trulieve”) at one of our Massachusetts properties, or the additional $4.0 million which may be requested by PharmaCann at one of our Pennsylvania properties, as the tenants at those properties may not elect to have us disburse those funds to them and pay us the corresponding base rent on those funds.

Our Tenants

Many of our tenants are start-up businesses with limited histories of operations, and have not yet been profitable, or have been profitable for only a short period of time. For some or all of 2020, we expect many of our tenants will continue to incur losses as their expenses increase in connection with the expansion of their operations, and that they have made and will continue to make rent payments to us from proceeds from the sale of the applicable property or cash on hand, and not funds from operations. Furthermore, our leases with our tenants do not prohibit adult-use cannabis operations at our properties, provided such operations are in compliance with applicable state and local laws. As such, our tenants may conduct adult-use cannabis operations at the properties they lease from us, which in turn could expose such tenants, us and our properties to different and greater risks, including heightened risks of enforcement of federal laws regarding cannabis.

We expect that we will continue to have single tenants occupy our properties pursuant to triple-net lease arrangements in general and, therefore, the success of our investments will be materially dependent on the financial stability of these tenants. We expect that most of our tenants will be start-up businesses that have little or no revenue and, at least initially, will make rent payments to us from the sale proceeds of a sale-leaseback transaction with us or cash on hand. We expect to evaluate the credit quality of our tenants and any guarantors on an ongoing basis by reviewing, where available, the publicly filed financial reports, press releases and other publicly available industry information regarding our tenants and any guarantors. In addition, we will monitor the payment history data for all of our tenants and, in some instances, we intend to monitor our tenants by periodically conducting site visits and meeting with the tenants to discuss their operations. In many instances, we will generally not be entitled to receive financial results or other credit-related data from our tenants following our transaction with them.

Corporate Information

For a complete discussion of our business and operations, see our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus.

Our principal executive offices are located at 1389 Center Drive, Suite 200 Park City, Utah 84098. Our telephone number is (858) 997-3332. Our website is www.innovativeindustrialproperties.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS

An investment in our securities involves various risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and the other information contained in this prospectus, as updated by our Quarterly Reports on Form 10-Q and subsequent filings under the Exchange Act and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of our securities.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement. We may sell, from time to time, in one or more offerings, any combinations of the securities described in this prospectus. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find Additional Information.”

USE OF PROCEEDS

 Unless otherwise indicated in a prospectus supplement, we expect to use the net proceeds from the sale of these securities to invest in specialized industrial real estate assets that support the regulated medical-use cannabis cultivation and processing industry that are consistent with our investment strategy, and for general corporate purposes, which may include, without limitation, the repayment of any outstanding indebtedness, capital expenditures and working capital.  Further details regarding the use of the net proceeds of a specific series or class of the securities will be set forth in the applicable prospectus supplement.

We will not receive proceeds from any sales of securities by the account of persons other than us.

PRO FORMA FINANCIAL INFORMATION

The following pro forma financial information has been derived from our historical audited consolidated statement of income for the year ended December 31, 2018 incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2018, and our unaudited consolidated balance sheet as of September 30, 2019 and unaudited consolidated statement of income for the nine months ended September 30, 2019 incorporated by reference from our Quarterly Report on Form 10-Q for the three months ended September 30, 2019.

•	On December 21, 2018, we acquired a property located in Barry, Illinois (the “Ascend IL Property”) and entered into a triple-net lease (the “Ascend IL Lease”) with a subsidiary of Ascend Wellness Holdings, LLC (“Ascend”) for use as a regulated cannabis cultivation and processing facility. On September 5, 2019, we amended the Ascend IL Lease, which increased our reimbursement to the tenant for qualified improvements to up to $14.0 million, extended the lease term and resulted in a corresponding adjustment to base rent.
•	On February 8, 2019, we acquired a property located in Sacramento, California (the “Sacramento CA Property”) and entered into a triple-net lease with an experienced operator, which intends to operate the facility for regulated cannabis cultivation upon completion of redevelopment.
•	On March 13, 2019, we acquired a property located in Buckeye Lake, Ohio (the “PharmaCann OH Property”) and entered into a triple-net lease with a subsidiary of PharmaCann for two industrial and greenhouse facilities that were under development. The PharmaCann subsidiary intends to operate the facilities for medical cannabis cultivation and processing upon completion of development.
•	On April 16, 2019, we acquired a five-property portfolio located in Southern California (the “Southern CA Portfolio Properties”) and entered into a triple-net lease for each of the properties with a licensed operator for use as regulated cannabis cultivation, manufacturing, processing and distribution facilities. Subsequent to our acquisition, we completed the merger of the parcels containing two of the Southern CA Portfolio Properties; as a result, the Southern CA Portfolio Properties now consist of four properties.
•	On April 24, 2019, we acquired a property located in Pittsburgh, Pennsylvania (the “Maitri PA Property”) and entered into a triple-net lease with Maitri Genetics, LLC, which intends to operate the facility for medical cannabis cultivation and processing upon completion of redevelopment.
•	On May 14, 2019, we acquired a property located in Akron, Ohio (the “Vireo OH Property”) and entered into a triple-net lease with a subsidiary of Vireo Health International, Inc., which intends to operate the facility for medical cannabis cultivation and processing upon completion of redevelopment.

•	On May 20, 2019, we acquired a property located in Saxton, Pennsylvania (the “Green Leaf PA Property”) and entered into a triple-net lease with a subsidiary of Green Leaf Medical, LLC for use as a medical cannabis cultivation and processing facility.
•	On June 7, 2019, we acquired a property located in Harrison Township, Michigan (the “Emerald Growth MI Property”) and entered into a triple-net lease with a subsidiary of Emerald Growth Partners, LLC, which intends to operate the facility for cannabis cultivation and processing upon completion of redevelopment.
•	On July 2, 2019, we acquired a property located in Lansing, Michigan (the “Ascend MI Property”) and entered into a triple-net lease with a subsidiary of Ascend, which intends to operate the facility for cannabis cultivation and processing upon completion of redevelopment.
•	On July 12, 2019, we acquired a property located in Las Vegas, Nevada (the “MJardin NV Property”) and entered into a triple-net lease with a subsidiary of MJardin Group, Inc., which intends to operate the facility for cannabis cultivation and processing upon completion of redevelopment.
•	On July 23, 2019, we acquired a property located in Los Angeles, California (the “DYME CA Property”) and entered into a triple-net lease with DionyMed Brands, Inc. (the “DYME CA Lease”) for continued use a regulated cannabis cultivation and processing facility and dispensary.
•	On July 26, 2019, we acquired a property located in Holyoke, Massachusetts (the “Trulieve MA Property”) and entered into a triple-net lease with a subsidiary of Trulieve, which intends to operate the facility for regulated cannabis cultivation and processing upon completion of redevelopment.
•	On August 9, 2019, we acquired a property located in Scott Township, Pennsylvania (the “PharmaCann PA Property”) and entered into a triple-net lease with a subsidiary of PharmaCann, LLC for two industrial and greenhouse facilities that were under development. The PharmaCann subsidiary intends to operate the facilities for medical cannabis cultivation and processing upon completion of development.
•	On August 29, 2019 and September 11, 2019, we acquired a four-property portfolio located in Southern California (the “Vertical CA Portfolio Properties”) and entered into a triple-net lease for each of the properties with a subsidiary of Medical Investor Holdings LLC (d/b/a Vertical) for use as regulated cannabis cultivation, extraction, manufacturing and distribution facilities.
•	On September 19, 2019, we acquired a property located in Phoenix, Arizona (the “The Pharm AZ Retail Property”) and entered into a triple-net lease with a subsidiary of The Pharm, LLC, which intends to operate the facility as a regulated cannabis dispensary upon completion of development.
•	On October 9, 2019, we acquired a property located in Warren, Michigan (the “LivWell MI Property”) and entered into a triple-net lease with LivWell Michigan, LLC which intends to operate the property as a licensed cannabis cultivation and processing facility upon completion of redevelopment.
•	On October 22, 2019, we acquired a property located in Joliet, Illinois and a property located in Kankakee, Illinois (collectively, the “Cresco IL Properties”) and entered into a triple-net lease for each of the properties with a subsidiary of Cresco Labs Inc. for use as regulated cannabis cultivation and processing facilities.
•	On October 23, 2019, we acquired a property located in Quincy, Florida (the “Trulieve FL Property”) and entered into a triple-net lease with a subsidiary of Trulieve for use as a regulated cannabis cultivation facility.
•	On October 25, 2019, November 4, 2019, November 8, 2019 and November 25, 2019, we acquired a six-property portfolio located in Michigan (the “GPI MI Retail Properties”) and entered into a triple-net lease for each of the properties with Green Peak Industries LLC for use as licensed cannabis dispensaries.
•	On October 30, 2019, we acquired a property located in Dwight, Illinois (the “PharmaCann IL Property”) and entered into a triple-net lease with a PharmaCann for use as a regulated cannabis cultivation and processing facility.
•	On October 30, 2019, we acquired a property located in Litchfield, Illinois (the “Grassroots IL Property”) and entered into a triple-net lease with a subsidiary of Grassroots for use as a regulated cannabis cultivation and processing facility.
•	On November 12, 2019, we acquired a property located in Danville, Pennsylvania (the “GTI PA Property”) and entered into a triple-net lease with Green Thumb Industries Inc. for use as a regulated cannabis cultivation and processing facility.
•	On December 20, 2019, we acquired a property located in Chambersburg, Pennsylvania (the “Grassroots PA Property”) and entered into a triple-net lease with a subsidiary of Grassroots for use as a regulated cannabis cultivation and processing facility.
•	On December 20, 2019, we acquired a property located in Fargo, North Dakota (the “Grassroots ND Property”) and entered into a triple-net lease with a subsidiary of Grassroots for use as a regulated cannabis cultivation and processing facility.

The unaudited pro forma consolidated balance sheet as of September 30, 2019 is presented as if the acquisitions of the LivWell MI Property, Cresco IL Properties, Trulieve FL Property, GPI MI Retail Properties, PharmaCann IL Property, Grassroots IL Property, GTI PA Property, Grassroots PA Property and Grassroots ND Property had occurred on September 30, 2019. The acquisitions of the Ascend IL Property, Sacramento CA Property, PharmaCann OH Property, Southern CA Portfolio Properties, Maitri PA Property, Vireo OH Property, Green Leaf PA Property, Emerald Growth MI Property, Ascend MI Property, MJardin NV Property, DYME CA Property, Trulieve MA Property, PharmaCann PA Property, Vertical CA Portfolio Properties, and The Pharm AZ Retail Property are already reflected in our historical unaudited consolidated balance sheet as of September 30, 2019. The unaudited pro forma consolidated statements of income for the year ended December 31, 2018 and nine months ended September 30, 2019 are presented as if the acquisitions of the Ascend IL Property, Sacramento CA Property, PharmaCann OH Property, Southern CA Portfolio Properties, Maitri PA Property, Vireo OH Property, Green Leaf PA Property, Emerald Growth MI Property, Ascend MI Property, MJardin NV Property, DYME CA Property, Trulieve MA Property, PharmaCann PA Property, Vertical CA Portfolio Properties, The Pharm AZ Retail Property, LivWell MI Property, Cresco IL Properties, Trulieve FL Property, GPI MI Retail Properties, PharmaCann IL Property, Grassroots IL Property, GTI PA Property, Grassroots PA Property and Grassroots ND Property (together, the “Properties”) had occurred and the related leases had commenced on January 1, 2018. The Ascend IL Property was acquired and the Ascend IL Lease commenced on December 21, 2018, and is being included in the unaudited pro forma consolidated statement of income as if the acquisition of the Ascend IL Property and commencement of the Ascend IL Lease had occurred on January 1, 2018. We determined to make these adjustments for the Ascend IL Property and Ascend IL Lease and not for any other property that we acquired and leased in 2018, because the transaction was completed near the end of 2018, it was our largest acquisition in 2018, and we acquired and leased the Ascend MI Property to another subsidiary of Ascend in June 2019. Other than the Ascend IL Property acquired in 2018, the Properties represent all of the properties that we have acquired since January 1, 2019, none of which was considered a significant property acquisition pursuant to SEC Rule 3-14 of Regulation S-X.

The unaudited pro forma financial information includes amounts that are directly attributable to the acquisitions and leases of the Properties, factually supportable and expected to have a continuing impact on our consolidated financial statements. The unaudited pro forma financial information is presented for informational purposes only, and is not necessarily indicative of future results of operations and should not be viewed as indicative of future results of operations. The unaudited pro forma financial information does not purport to represent what our actual results of operations would have been for the periods indicated had the acquisitions of the Properties occurred on January 1, 2018 and the related leases commenced on January 1, 2018. You should read the following pro forma financial information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements, including the related notes, all of which are incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Reports on Form 10-Q for the three months ended March 31, 2019, June 30, 2019 and September 30, 2019. Purchase price allocations, and related depreciation expense, for the LivWell MI Property, Cresco IL Properties, Trulieve FL Property, GPI MI Retail Properties, PharmaCann IL Property, Grassroots IL Property, GTI PA Property, Grassroots PA Property and Grassroots ND Property are preliminary and subject to revision before finalization. The final allocations and resulting depreciation expense may differ from the amounts reflected in the unaudited pro forma financial statements below.

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2019

(In thousands)

		Adjustments
	Historical	Related to		Pro Forma
	Innovative	Acquisitions		Innovative
	Industrial	Subsequent to		Industrial
	Properties, Inc.	September 30, 2019		Properties, Inc.
Assets
Real estate, at cost:
Land	$37,959	$6,653	(1)	$44,612
Buildings and improvements	231,252	145,613	(1)	376,865
Tenant improvements	43,397	—		43,397
Total real estate, at cost	312,608	152,266		464,874
Less accumulated depreciation	(8,625)	—		(8,625)
Net real estate held for investment	303,983	152,266		456,249
Cash and cash equivalents	99,917	(99,917)	(2)	—
Restricted cash	9,354	—		9,354
Short-term investments	208,828	(48,321)	(2)	160,507
Other assets, net	1,068	—		1,068
Total assets	$623,150	$4,028		$627,178

Liabilities and stockholders' equity
Exchangeable senior notes, net	$134,158	$—		$134,158
Tenant improvements and construction funding payable	12,700	—		12,700
Accounts payable and accrued expenses	1,044	—		1,044
Dividends payable	9,204	—		9,204
Offering cost liability	62	—		62
Rent received in advance and tenant security deposits	16,199	4,028	(3)	20,227
Total liabilities	173,367	4,028		177,395

Commitments and contingencies

Stockholders' equity:
Preferred stock	14,009	—		14,009
Common stock	11	—		11
Additional paid-in-capital	452,634	—		452,634
Dividends in excess of earnings	(16,871)	—		(16,871)
Total stockholders' equity	449,783	—		449,783
Total liabilities and stockholders' equity	$623,150	$4,028		$627,178

Unaudited Pro Forma Consolidated Statement of Income for the Year Ended December 31, 2018

(In thousands, except share and per share amounts)

	Historical Innovative Industrial Properties, Inc.	Adjustments Related to Acquisitions of the Properties		Pro Forma Innovative Industrial Properties, Inc.
Revenues:
Rental	$14,342	$49,031	(4)	$63,373
Tenant reimbursements	445	—		445
Total revenues	14,787	49,031		63,818
Expenses:
Property expenses	445	—		445
General and administrative expense	6,375	—		6,375
Depreciation expense	2,629	8,675	(5)	11,304
Total expenses	9,449	8,675		18,124
Income from operations	5,338	40,356		45,694
Interest and other income	1,647	—		1,647
Net income	6,985	40,356		47,341
Preferred stock dividend	(1,352)	—		(1,352)
Net income attributable to common stockholders	$5,633	$40,356		$45,989
Net income attributable to common stockholders per share:
Basic	$0.76			$6.42
Diluted	$0.75			$6.29
Weighted average shares outstanding:
Basic	7,138,952			7,138,952
Diluted	7,285,801			7,285,801

Unaudited Pro Forma Consolidated Statement of Income for the Nine Months Ended September 30, 2019

(In thousands, except share and per share amounts)

	Historical Innovative Industrial Properties, Inc.	Adjustments Related to Acquisitions		Pro Forma Innovative Industrial Properties, Inc.
Revenues:
Rental	$26,054	$35,894	(4)	$61,948
Tenant reimbursements	941	—		941
Total revenues	26,995	35,894		62,889
Expenses:
Property expenses	941	—		941
General and administrative expense	6,667	—		6,667
Depreciation expense	5,054	5,297	(5)	10,351
Total expenses	12,662	5,297		17,959
Income from operations	14,333	30,597		44,930
Interest and other income	3,702	—		3,702
Interest expense	(4,462)	—		(4,462)
Net income	13,573	30,597		44,170
Preferred stock dividend	(1,014)	—		(1,014)
Net income attributable to common stockholders	$12,559	$30,597		$43,156
Net income attributable to common stockholders per share:
Basic	$1.22			$4.25
Diluted	$1.20			$4.20
Weighted average shares outstanding:
Basic	10,088,036			10,088,036
Diluted	12,225,574			12,225,574

Notes to Unaudited Pro Forma Consolidated Financial Statements

Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet

The adjustments to the unaudited pro forma consolidated balance sheet as of September 30, 2019 are as follows:

(1)	Represents the preliminary purchase price allocations based on the sum of the purchase prices for the LivWell MI Property, Cresco IL Properties, Trulieve FL Property, GPI MI Retail Properties, PharmaCann IL Property, Grassroots IL Property, GTI PA Property, Grassroots PA Property and Grassroots ND Property and approximately $494,000 of aggregate transactions costs. The amounts do not include our commitment to fund up to $23.0 million, approximately $13.8 million, approximately $1.2 million, $7.0 million, $19.3 million, approximately $10.9 million, and approximately $2.3 million as reimbursement to tenants and/or sellers for completion of construction and/or tenant improvements at the LivWell MI Property, Cresco IL Properties, GPI MI Retail Properties, PharmaCann IL Property, GTI PA Property, Grassroots PA Property and Grassroots ND Property, respectively.
(2)	Represents the net decrease in cash and equivalents and short-term investments resulting from payment of the LivWell MI Property, Cresco IL Properties, Trulieve FL Property, GPI MI Retail Properties, PharmaCann IL Property, Grassroots IL Property, GTI PA Property, Grassroots PA Property and Grassroots ND Property purchase prices and transaction costs, which is partially offset by receipt of initial security deposits pursuant to the related leases.
(3)	Represents the initial security deposits that are contractually required to be paid by the tenants pursuant to the leases.

Adjustments to the Unaudited Pro Forma Consolidated Statements of Income

The adjustments to the unaudited pro forma consolidated statements of income for the year ended December 31, 2018 and nine months ended September 30, 2019 are as follows:

(4)	We acquired the Ascend IL Property and entered into the Ascend IL Lease on December 21, 2018 and acquired the remaining Properties and entered into the related leases subsequent to December 31, 2018. The adjustments represent the pro forma incremental revenues or revenues and applicable property management fees on a cash basis, which are contractually required to be paid by the tenants (as collectability of minimum lease payments under our operating leases are not reasonably predictable and due to the regulatory uncertainty related to the cannabis industry) as if the related leases for these properties commenced on January 1, 2018, subject to applicable abatement or deferral periods and annual escalations. With respect to the Ascend IL Property, the adjustments include the impact of the amendment to the Ascend IL Lease on September 5, 2019, pro forma as if the Ascend IL Lease had commenced on January 1, 2018. With respect to the DYME CA Property, the adjustments do not include the related rent on the $2.0 million in tenant improvement allowance commitment, which commences upon the earlier of funding such commitment or six months from commencement of the DYME CA Lease and for which no amount had been incurred for qualified improvements as of September 30, 2019. With respect to the Trulieve MA Property, the adjustments do not include the related rent on up to $40.0 million in tenant improvement allowance, which may be reduced at the tenant’s option within the first six months of the lease term and no amount had been requested as of September 30, 2019. With respect to the PharmaCann PA Property, the adjustments do not include the related rent on the additional $4.0 million in reimbursement for development which may be requested by the tenant within nine months of acquisition of the PharmaCann PA Property, and for which no amount had been requested as of September 30, 2019. Assuming full funding of the $2.0 million, $40.0 million and additional $4.0 million relating to the DYME CA Property, Trulieve MA Property and PharmaCann PA Property commitments, respectively, the monthly rental revenue will increase by approximately $429,000.

(5)	The adjustments represent the pro forma incremental depreciation or depreciation as if the Properties were acquired on January 1, 2018. We are required to reimburse the tenant at the Ascend IL Property up to $14.0 million for qualified improvements, and the adjustment includes the depreciation on approximately $6.6 million incurred for qualified improvements as of September 30, 2019, pro forma as if the acquisition occurred on January 1, 2018. We are required to reimburse the seller of the Sacramento CA Property up to $4.8 million to complete redevelopment of the Sacramento CA Property, and the adjustment includes the depreciation on approximately $4.7 million incurred for redevelopment as of September 30, 2019, pro forma as if the acquisition occurred on January 1, 2018. We are required to reimburse the tenant at the PharmaCann OH Property up to $19.3 million for development of the PharmaCann OH Property, and the adjustment includes the depreciation on approximately $13.2 million incurred for development as of September 30, 2019, pro forma as if the acquisition occurred on January 1, 2018. We are required to reimburse the tenant at the Maitri PA Property up to $10.0 million for qualified improvements, and the adjustment includes the depreciation on approximately $1.7 million incurred for qualified improvements as of September 30, 2019, pro forma as if the acquisition occurred on January 1, 2018. We are required to reimburse the tenant at the Vireo OH Property up to approximately $2.6 million for qualified improvements, and the adjustment includes the depreciation on approximately $2.4 million incurred for qualified improvements as of September 30, 2019, pro forma as if the acquisition occurred on January 1, 2018. We are required to reimburse the tenant at the Emerald Growth MI Property up to approximately $3.1 million for qualified improvements, and the adjustment includes the depreciation on approximately $2.6 million incurred for qualified improvements as of September 30, 2019, pro forma as if the acquisition occurred on January 1, 2018. We are required to reimburse the tenant at the Ascend MI Property up to $15.0 million for qualified improvements, and the adjustment includes the depreciation on approximately $261,000 incurred for qualified improvements as of September 30, 2019, pro forma as if the acquisition occurred on January 1, 2018. We are required to reimburse the tenant at the MJardin NV Property up to approximately $5.8 million for qualified improvements, and the adjustment includes the depreciation on approximately $2.8 million incurred for qualified improvements as of September 30, 2019, pro forma as if the acquisition occurred on January 1, 2018. We are required to reimburse the tenant at the PharmaCann PA Property up to approximately $29.1 million for development of the PharmaCann PA Property, which includes up to an additional $4.0 million which may be requested by the tenant within nine months following the closing, and the adjustment includes the depreciation on approximately $706,000 incurred for development as of September 30, 2019, pro forma as if the acquisition occurred on January 1, 2018. We are required to reimburse the tenant at The Pharm AZ Retail Property up to $500,000 for qualified improvements, and the adjustment includes the depreciation on approximately $310,000 incurred for qualified improvements as of September 30, 2019, pro forma as if the acquisition occurred on January 1, 2018. The acquisitions of the LivWell MI Property, Cresco IL Properties, GPI MI Retail Properties, PharmaCann IL Property, GTI PA Property, Grassroots PA Property and Grassroots ND Property, for which we are required to reimburse the tenants at those properties up to $23.0 million, approximately $13.8 million, approximately $1.2 million, $7.0 million, $19.3 million, approximately $10.9 million and approximately $2.3 million, respectively, for qualified improvements, occurred after September 30, 2019, and therefore no amount had been incurred as of September 30, 2019 for qualified improvements at those properties. With respect to the DYME CA Property, we are required under the DYME CA Lease to reimburse the tenant up to $2.0 million for qualified improvements for which the related rent will commence upon the earlier of funding such commitment or six months from commencement of the DYME CA Lease, and no amount has been incurred as of September 30, 2019. With respect to the Trulieve MA Property, the tenant is expected to complete tenant improvements at the Trulieve MA Property, for which we have agreed to provide reimbursement of up to $40.0 million, which funding is subject to reduction at tenant’s option within the first six months of the lease term, and no amount has been requested as of September 30, 2019.

Assuming full reimbursement of the remaining commitments noted above, excluding the $2.0 million, $40.0 million and additional $4.0 million of commitments relating to the DYME CA Property, Trulieve MA Property and PharmaCann PA Property, respectively, for which the related rents are not included in the pro forma adjustments, we expect the depreciation expense to increase by approximately $750,000 per month, calculated using the straight-line method, with a useful remaining life of approximately 35 years for buildings and a remaining lease term ranging from 15 to 20 years for tenant improvements. Assuming full reimbursement of the $2.0 million, $40.0 million and additional $4.0 million of commitments relating to the DYME CA Property, Trulieve MA Property and PharmaCann PA Property, respectively, we expect the depreciation expense to increase by approximately $354,000 per month, calculated using the straight-line method, with a useful remaining life of approximately 35 years for buildings and a remaining lease term ranging from ten to 15 years for tenant improvements.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of our capital stock. This description does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law, or MGCL, and to our charter and our bylaws. For a more complete understanding of our securities, we encourage you to read carefully this entire prospectus, as well as our charter and our bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find Additional Information.”

General

Our charter provides that we may issue up to 50,000,000 shares of common stock, $0.001 par value per share, and up to 50,000,000 shares of preferred stock, $0.001 par value per share. Under Maryland law, our stockholders are not generally liable for our debts or obligations. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue with the approval of a majority of our entire board of directors and without stockholder approval.

As of December 26, 2019, there were 12,635,988 shares of our common stock issued and outstanding and 600,000 shares of our Series A Preferred Stock issued and outstanding.

Common Stock

Subject to the preferential rights, if any, of holders of any other class or series of our stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of outstanding shares of common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of outstanding shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of our stock (including the Series A Preferred Stock), the holders of shares of common stock will possess the exclusive voting power. A plurality of the votes cast in the election of directors is sufficient to elect a director and there is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, shares of common stock will have equal dividend, liquidation and other rights.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Also, our operating assets are held by our subsidiaries and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

Preferred Stock

Our board of directors may authorize the issuance of preferred stock in one or more series and may determine, with respect to any such series, the rights, preferences, privileges and restrictions of the preferred stock of that series, including:

•	distribution rights;
•	conversion rights;
•	voting rights;
•	redemption rights and terms of redemptions; and
•	liquidation preferences.

The preferred stock we may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and nonassessable, and holders of preferred stock will not have any preemptive rights.

The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders. In addition, any preferred stock that we issue could rank senior to our common stock with respect to the payment of distributions, in which case we could not pay any distributions on our common stock until full distributions have been paid with respect to such preferred stock.

The rights, preferences, privileges and restrictions of each series of preferred stock will be fixed by articles supplementary relating to the series. We will describe the specific terms of the particular series of preferred stock in the prospectus supplement relating to that series, which terms will include:

•	the designation and par value of the preferred stock;
•	the voting rights, if any, of the preferred stock;
•	the number of preferred stock offered, the liquidation preference per preferred stock and the offering price of the preferred stock;
•	the distribution rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred stock;
•	whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the preferred stock will cumulate;
•	the procedures for any auction and remarketing for the preferred stock, if applicable;
•	the provision for a sinking fund, if any, for the preferred stock;
•	the provision for, and any restriction on, redemption, if applicable, of the preferred stock;
•	the terms and provisions, if any, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner or calculation) and conversion period;
•	the terms under which the rights of the preferred stock may be modified, if applicable;
•	the relative ranking and preferences of the preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;
•	any limitation on issuance of any other series of preferred stock, including any series of preferred stock ranking senior to or on parity with the series of preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;
•	any listing of the preferred stock on any securities exchange;
•	if appropriate, a discussion of any additional material federal income tax considerations applicable to the preferred stock;
•	information with respect to book-entry procedures, if applicable;
•	in addition to those restrictions described below, any other restrictions on the ownership and transfer of the preferred stock; and
•	any additional rights, preferences, privileges or restrictions of the preferred stock.

As of December 26, 2019, there were 600,000 shares of our Series A Preferred Stock issued and outstanding. We pay cumulative dividends on the Series A Preferred Stock, when and as authorized by our board of directors, at a rate of 9.0% per annum of the $25.00 liquidation preference per share (equivalent to the fixed annual rate of $2.25 per share). Dividends on the Series A Preferred Stock are payable quarterly in arrears on or about the 15th day of January, April, July and October of each year. The Series A Preferred Stock ranks senior to our common stock with respect to dividend rights and rights upon our liquidation, dissolution or winding-up. Generally, we are not permitted to redeem the Series A Preferred Stock prior to October 19, 2022, except in limited circumstances relating to our ability to qualify as a REIT and in certain other circumstances related to a change of control/delisting (as defined in the articles supplementary). If we do not exercise our right to redeem the Series A Preferred Stock upon such a change of control/delisting, the holders of Series A Preferred Stock have the right to convert some or all of their shares into a number of shares of our common stock based on a defined formula subject to a cap. The Series A Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. Holders of shares of the Series A Preferred Stock will generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances. In addition to any other class or series of preferred stock that we may offer, issue or sell pursuant to this prospectus and any accompanying prospectus supplement, we may issue additional shares of Series A Preferred Stock.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority with respect to voting rights, dividends or upon liquidation over our common stock, and authorize us to issue the newly-classified shares. Prior to the issuance of shares of each new class or series, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Our board of directors may take these actions without stockholder approval unless stockholder approval is required by the terms of any other class of series of our stock or the rules of any stock exchange or automatic quotation system on which our securities may be listed or traded. Therefore, our board could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Common and Preferred Stock

We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of our stock, to authorize us to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to authorize us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. Subject to the rights holders of the Series A Preferred Stock will have to approve the classification or issuance of shares of a class or series of our stock ranking senior to the Series A Preferred Stock, the additional classes or series, as well as the additional shares of common stock, will be available for issuance without further action by our stockholders, unless such approval is required by the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, under Section 856(h) of the Code, a REIT cannot be “closely held.” In this regard, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). See the section entitled “Material U.S. Federal Income Tax Considerations” in this prospectus for further discussion on this topic.

Our charter contains restrictions on the ownership and transfer of shares of our common stock and other outstanding shares of stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding shares of stock or more than 9.8% (in value or number of shares, whichever is more restrictive) of our outstanding common stock or any class or series of our outstanding preferred stock; we refer to these limitations as the “ownership limits.” In addition, the Series A Preferred Stock articles supplementary provide that generally no person may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding Series A Preferred Stock.

The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value of the aggregate of our outstanding shares of stock and 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to violate the ownership limits.

Our board of directors may, upon receipt of certain representations, undertakings and agreements and in its sole discretion, exempt (prospectively or retroactively) any person from the ownership limits and establish a different limit, or excepted holder limit, for a particular person if the person’s ownership in excess of the ownership limits will not then or in the future result in us failing the “closely held” test under Section 856(h) of the Code (without regard to whether the person’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT. In order to be considered by our board of directors for exemption, a person also must not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.9% interest in the tenant unless the revenue derived by us from such tenant is sufficiently small that, in the opinion of our board of directors, rent from such tenant would not adversely affect our ability to qualify as a REIT. The person seeking an exemption must provide such representations and undertakings to the satisfaction of our board of directors that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a trust of the shares of stock causing the violation. As a condition of granting an exemption or creating an excepted holder limit, our board of directors may, but is not be required to, obtain an opinion of counsel or private ruling from the Internal Revenue Service (the “Service”) satisfactory to our board of directors with respect to our qualification as a REIT and may impose such other conditions or restrictions as it deems appropriate.

In connection with granting an exemption from the ownership limits or establishing an excepted holder limit or at any other time, our board of directors may increase or decrease the ownership limits. Any decrease in the ownership limits will not be effective for any person whose percentage ownership of shares of our stock is in excess of such decreased limits until such person’s percentage ownership of shares of our stock equals or falls below such decreased limits (other than a decrease as a result of a retroactive change in existing law, which will be effective immediately), but any further acquisition of shares of our stock in excess of such percentage ownership will be in violation of the applicable limits. Our board of directors may not increase or decrease the ownership limits if, after giving effect to such increase or decrease, five or fewer persons could beneficially own or constructively own in the aggregate more than 49.9% in value of the shares of our stock then outstanding. Prior to any modification of the ownership limits, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.

Our charter further prohibits:

•	any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock that would result in us failing the “closely held” test under Section 856(h) of the Code (without regard to whether the stockholder’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and
•	any person from transferring shares of our stock if such transfer would result in shares of our stock to be beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other foregoing restrictions on ownership and transfer of our stock will be required to immediately give written notice to us or, in the case of a proposed or attempted transaction, give at least 15 days’ prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The ownership limits and the other restrictions on ownership and transfer of our stock will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with the restrictions on ownership and transfer of our stock is no longer required in order for us to qualify as a REIT.

If any transfer of shares of our stock would result in shares of our stock to be beneficially owned by fewer than 100 persons, such transfer will be void from the time of such purported transfer and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in:

•	any person violating the ownership limits or such other limit established by our board of directors; or
•	our company to be “closely held” under Section 856(h) of the Code (without regard to whether the stockholder’s interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will automatically be transferred to, and held by, a charitable trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee will acquire no rights in such shares. The transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer in violation of the ownership limit or other event that results in the transfer to the charitable trust. A person who, but for the transfer of the shares to the charitable trust, would have beneficially or constructively owned the shares so transferred, or a “prohibited owner,” which, if appropriate in the context, also means any person who would have been the record owner of the shares that the prohibited owner would have so owned. If the transfer to the charitable trust as described above would not be effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer contained in our charter, then our charter provides that the transfer of the shares will be void from the time of such purported transfer.

Shares of stock transferred to a charitable trust are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of  (1) the price paid per share in the transaction that resulted in such transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares of stock at market price, defined generally as the last reported sales price reported on the NYSE (or other applicable exchange), the market price per share of such stock on the day of the event which resulted in the transfer of such shares of stock to the charitable trust) and (2) the market price on the date we, or our designee, accept such offer. We may reduce the amount payable to the charitable trust by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the charitable trust as described below. We may pay the amount of such reduction to the charitable trust for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee of the charitable trust has sold the shares held in the charitable trust as discussed below.

Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, and the charitable trustee must distribute the net proceeds of the sale to the prohibited owner.

Within 20 days of receiving notice from us of the transfer of the shares to the charitable trust, the charitable trustee will sell the shares to a person or entity designated by the charitable trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of our stock described above. After that, the charitable trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares in the transaction that resulted in the transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares at market price, the market price per share of such stock on the day of the event that resulted in the transfer to the charitable trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the charitable trust for the shares. The charitable trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the charitable trust. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends and other distributions thereon. In addition, if, prior to discovery by us that shares of stock have been transferred to a charitable trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the charitable trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the charitable trust upon demand by the charitable trustee. The prohibited owner will have no rights in the shares held by the charitable trust.

The charitable trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the charitable trust, the charitable trustee will receive, in trust for the charitable beneficiary, all distributions made by us with respect to such shares and may also exercise all voting rights with respect to such shares. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the charitable trust will be paid by the recipient to the charitable trust upon demand by the charitable trustee. These rights will be exercised for the exclusive benefit of the charitable beneficiary.

Subject to Maryland law, effective as of the date that the shares have been transferred to the charitable trust, the charitable trustee will have the authority, at the charitable trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the charitable trust; and
•	to recast the vote in accordance with the desires of the charitable trustee acting for the benefit of the charitable beneficiary.

However, if we have already taken irreversible action, then the charitable trustee may not rescind and recast the vote.

If our board of directors determines in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding shares of all classes or series of our stock, including common stock, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which such shares are held. Each such owner will be required to provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will, upon demand, be required to provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing shares of our stock, or any written statements of information delivered in lieu of certificates, will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer of our stock could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and the Series A Preferred Stock is Continental Stock Transfer & Trust.

Listings

Our common stock is traded on the NYSE under the ticker symbol “IIPR.” Our Series A Preferred Stock is traded on the NYSE under the ticker symbol “IIPR Pr A.”

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock, or “depositary shares,” rather than full shares of preferred stock. In that event, we will issue receipts for depositary shares, and each receipt will represent a fraction of a share of a particular series of preferred stock as described in the applicable prospectus supplement.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement to be entered into between us and the depositary named in the applicable prospectus supplement. The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of the preferred share represented by such depositary share, to all the rights and preferences of the preferred share, including dividend, voting, redemption, subscription and liquidation rights. The terms of any depositary shares will be described in the applicable prospectus supplement and the provisions of the deposit agreement, which will be filed with the SEC. You should carefully read the deposit agreement and the depositary receipt attached to the deposit agreement for a more complete description of the terms of the depositary shares.

If any series of preferred stock underlying the depositary shares may be converted or redeemed, each record holder of depositary receipts representing the shares of preferred stock being converted or redeemed will have the right or obligation to convert or redeem the depositary shares represented by the depositary receipts.

Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem or convert the depositary shares from the proceeds it receives from the corresponding redemption or conversion of the applicable series of preferred stock. The redemption or conversion price per depositary share will be equal to the applicable fraction of the redemption or conversion price per share of the applicable series of preferred stock. If fewer than all the depositary shares are to be redeemed or converted, the depositary will select which shares are to be redeemed or converted by lot on a pro rata basis or by any other equitable method as the depositary may decide.

After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders of such shares will end, except the right to receive money, securities or other property payable upon redemption or conversion.

We will pay all fees, charges and expenses of the depositary, including such fees, charges and expenses in connection with the initial deposit of preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and any other charges as are stated in the deposit agreement for their accounts.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of our warrants. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement as well as any general terms described in this section that will not apply to those warrants.

We may issue warrants for the purchase of our preferred stock or common stock. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, where applicable:

•	the aggregate number of the securities covered by the warrant;
•	the designation, amount and terms of the securities purchasable upon exercise of the warrant;
•	the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;
•	the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise;

•	the expiration date for exercising the warrant;
•	the minimum or maximum amount of warrants that may be exercised at any time;
•	a discussion of federal income tax consequences;
•	whether the warrants shall be issued in book-entry form; and
•	any other material terms of the warrants.

After the warrants expire they will become void. The prospectus supplement will describe how to exercise warrants. A holder must exercise warrants for our preferred stock or common stock through payment in U.S. dollars. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Until a holder exercises warrants to purchase our preferred stock or common stock, that holder will not have any rights as a holder of our preferred stock or common stock by virtue of ownership of warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock or preferred stock. The following description of rights to purchase such securities provides certain general terms and provisions of such rights that we may offer. Our rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the person receiving the rights in such offering. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase all or a portion of any securities remaining unsubscribed for after such offering. Certain other terms of any rights will be described in the applicable prospectus supplement. To the extent that any particular terms of any rights described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement. The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate and the applicable rights agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part or to a document that is incorporated or deemed to be incorporated by reference in this prospectus. For more information on how you may obtain copies of any rights certificate or rights agreement applicable to any rights we may offer, see “Where You Can Find Additional Information.” We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

The prospectus supplement relating to any rights that we may offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;
•	the exercise price;
•	the conditions to completion of the rights offering;
•	the date on which the right to exercise the rights will commence and the date on which the rights will expire;
•	a discussion of federal income tax consequences related to the rights; and
•	any other material terms of the rights.

Each right would entitle the holder of the rights to purchase for cash the number of shares of common stock or preferred stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for such rights as provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplement related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, depositary shares, warrants, rights or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described below;
•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units; and
•	a discussion of federal income tax consequences related to the rights.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent and any of its agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units, despite any notice to the contrary.

BOOK-ENTRY SECURITIES

The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. We expect that The Depository Trust Company will serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented by that security, a global security may not be transferred except as a whole by the depository for the global security to a nominee of that depository or by a nominee of that depository to that depository or another nominee of that depository or by the depository or any nominee of that depository to a successor depository or a nominee of that successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the provisions described below will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by that global security to the accounts of persons that have accounts with such depository, who are called “participants.” Those accounts will be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through those participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, that depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by that global security for all purposes under the applicable indenture or other instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders of that security under the applicable indenture or other instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing those securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of those securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security for those securities as shown on the records of that depository or its nominee. We also expect that payments by participants to owners of beneficial interests in that global security held through those participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of these participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of that series in exchange for the global security representing that series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to those securities, determine not to have any securities of that series represented by one or more global securities and, in that event, will issue individual securities of that series in exchange for the global security or securities representing that series of securities.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the MGCL and to our charter and our bylaws, the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Our Board of Directors

Our charter and bylaws provide that the number of directors we have may be established only by our board of directors but may not be fewer than the minimum number required under the MGCL, which is one, and our bylaws provide that the number of our directors may not be more than 15. Because our board of directors has the power to amend our bylaws, it could modify the bylaws to change that range. Subject to the terms of any class or series of preferred stock, vacancies on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Except as may be provided with respect to any class or series of our stock, under the MGCL at each annual meeting of our stockholders, each of our directors is elected by our stockholders to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. A plurality of the votes cast in the election of directors is sufficient to elect a director, and holders of shares of common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock entitled to vote are able to elect all of our directors.

The Series A Preferred Stock articles supplementary provides that if dividends on the Series A Preferred Stock are in arrears for six or more quarterly periods, whether or not consecutive, holders of shares of the Series A Preferred Stock (voting together as a class with other voting preferred stock) will be entitled to vote for the election of two additional directors to serve on our board of directors. The Series A Preferred Stock articles supplementary also separately provide for the election, term, removal and filling of any vacancy in the office of such directors elected by the holders of the Series A Preferred Stock.

Removal of Directors

Our charter provides that, subject to the rights of holders of any class or series of our preferred stock to elect or remove one or more directors, a director may be removed only with cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, precludes stockholders from (i) removing incumbent directors except with cause and upon a substantial affirmative vote and (ii) filling the vacancies created by such removal with their own nominees.

No Appraisal Rights

As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.

Dissolution

Our dissolution must be declared advisable by a majority of our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than a majority of the votes entitled to be cast on such matter.

Exclusive Forum for Certain Litigation

Our bylaws provide that, unless we consent in writing to an alternative forum, the state and federal courts in Baltimore, Maryland are the exclusive forum for certain litigation, including (i) derivative actions on our behalf, (ii) actions asserting claims of breach of any duty owed by any of our directors, officers or employees, (iii) actions asserting a claim against us or any of our directors, officers or other employees arising under the MGCL, our bylaws or our charter and (iv) actions governed by the internal affairs doctrine.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A Maryland corporation’s board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a Maryland corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder.

Control Share Acquisitions

The MGCL provides that a holder of  “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to the control shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in the corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and delivering an “acquiring person statement” as described in the MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or as of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (i) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future by our board of directors.

Subtitle 8

Subtitle 8 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide for:

•	a classified board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•	a requirement that a vacancy on the board of directors be filled only by the remaining directors in office and (if the board of directors is classified) for the remainder of the full term of the class of directors in which the vacancy occurred; and
•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Our charter provides that vacancies on our board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (i) require the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast generally in the election of directors for the removal of any director from the board, only with cause, (ii) vest in the board of directors the exclusive power to fix the number of directorships and (iii) require, unless called by our chairman of the board, our chief executive officer or our board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting of our stockholders.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors. The chairman of our board of directors, our chief executive officer or our board of directors may call a special meeting of our stockholders. Subject to the procedural requirements specified in our bylaws, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders must also be called by our secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter and containing the information required by our bylaws. Only the matters set forth in the notice of special meeting may be considered and acted upon at such meeting. Additionally, the Series A Preferred Stock articles supplementary provides the holders of Series A Preferred Stock certain rights to have a special meeting called upon their request in connection with the election of the preferred stock directors.

Amendment to Our Charter and Bylaws

Except for amendments to the provisions of our charter relating to the removal of directors, and the vote required to amend this provision (which must be advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the election), our charter generally may be amended only if advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. As permitted by the MGCL, our charter contains a provision permitting our directors, without any action by our stockholders, to amend the charter to increase or decrease the aggregate number of shares of stock of any class or series that we have authority to issue.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Additionally, the Series A Preferred Stock articles supplementary provides the holders of Series A Preferred Stock with voting rights with respect to certain amendments to our charter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by a stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting on such business or in the election of such nominee and who has provided notice to us within the time period, and containing the information and other materials, specified by the advance notice provisions set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (i) by or at the direction of our board of directors or (ii) provided that the meeting has been called for the purpose of electing directors, by a stockholder who was a stockholder of record both at the time of giving notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of such nominee and who has provided notice to us within the time period, and containing the information and other materials, specified by the advance notice provisions set forth in our bylaws.

Action by Stockholders

Our charter provides that stockholder action can be taken at an annual or special meeting of stockholders and by consent in lieu of a meeting if such consent is approved unanimously. These provisions, combined with the requirements of our bylaws regarding advance notice of nominations and other business to be considered at a meeting of stockholders and the calling of a stockholder-requested special meeting of stockholders, may have the effect of delaying consideration of a stockholder proposal.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The provisions of the MGCL, our charter and our bylaws described above including, among others, the restrictions on ownership and transfer of our stock, the exclusive power of our board of directors to fill vacancies on the board and the advance notice provisions of our bylaws could delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders. Likewise, if our board of directors were to opt in to the classified board or other provisions of Subtitle 8 or if our board of directors were to opt in to the control share acquisition of the MGCL, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. Nevertheless, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•	written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and
•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

 Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or
•	any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager, member or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served any predecessor of our company, in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

We have entered into indemnification agreements with each of our executive officers and directors, and expect to enter into indemnification agreements with future executive officers and directors, that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Our charter provides that our board of directors may authorize us to revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to attempt to, or continue to, qualify as a REIT. Our charter also provides that our board of directors may determine that compliance with any restriction or limitation on ownership and transfer of our stock is no longer required for us to qualify as a REIT.

OUR OPERATING PARTNERSHIP AND THE OPERATING PARTNERSHIP AGREEMENT

We have summarized the material terms and provisions of the Agreement of Limited Partnership of IIP Operating Partnership, LP (the “Operating Partnership Agreement”). This summary is not complete. For more detail, you should refer to the partnership agreement itself, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See the section entitled “Where You Can Find Additional Information.”

Our Operating Partnership is a Delaware limited partnership that was formed on June 20, 2016. We are the sole general partner of our Operating Partnership and own, directly or through subsidiaries, 100% of the partnership interests in our Operating Partnership. Our Operating Partnership is treated as a partnership for U.S. federal income tax purposes.

Description of Partnership Interests

Our Operating Partnership has two classes of partnership interests: general partnership interests and limited partnership interests. General partnership interests represent an interest as a general partner in our Operating Partnership and we, as general partner, hold all such interests.

Limited partnership interests represent an interest as a limited partner in our Operating Partnership. Our Operating Partnership may issue, at the sole discretion of the General Partner, additional partnership interests and classes of partnership interests with rights different from, and superior to, those of general partnership interests and/or limited partnership interests.

Our Operating Partnership is treated as a partnership for U.S. federal income tax purposes. See the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Our Operating Partnership.”

Management of our Operating Partnership

Our Operating Partnership is organized as a Delaware limited partnership pursuant to the terms of the Operating Partnership Agreement. We are the general partner of our Operating Partnership and conduct substantially all of our business through it. Pursuant to the Operating Partnership Agreement, we, as the general partner, have full, exclusive and complete responsibility and discretion in the management and control of our Operating Partnership.

Indemnification

To the extent permitted by law, the Operating Partnership Agreement provides for indemnification of us when acting in good faith and in the best interests of our Operating Partnership in our capacity as general partner. It also provides for indemnification of directors, officers and other persons that we may designate under the same conditions, and subject to the same restrictions, applicable to the indemnification of officers, directors, employees and stockholders under our charter. See the section entitled “Certain Provisions of Maryland Law and Our Charter and Bylaws — Indemnification and Limitation of Directors’ and Officers’ Liability.”

Issuance of Additional Units

As general partner of our Operating Partnership, we are able to cause our Operating Partnership to issue additional units representing general and/or limited partnership interests. A new issuance may include preferred units, which may have rights which are different than, and/or superior to, those of general partnership interests and limited partnership interests.

Capital Contributions

The Operating Partnership Agreement provides that, if our Operating Partnership requires additional funds at any time, or from time to time, in excess of funds available to it from prior borrowings, operating revenue or capital contributions, we, as general partner, have the right to raise additional funds required by our Operating Partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by our Operating Partnership, we may contribute the amount of such required funds as an additional capital contribution.

Liquidation

Upon the liquidation of our Operating Partnership, after payment of debts and obligations, any remaining assets of the partnership will be distributed to partners pro rata in accordance with their relative percentage interest ownership.

Distributions and Allocations

Distributions are made, and all items of net income, net loss and any other individual items of income, gain, loss or deduction of our Operating Partnership are allocated to the general partner and the limited partner based on their relative percentage interest ownership.

Term

Our Operating Partnership will continue in full force and effect until December 31, 2099 or until sooner dissolved and terminated upon (i) our election to dissolve the Partnership; (ii) the entry of a decree of judicial dissolution of our Operating Partnership; or (iii) by operation of law.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material U.S. federal income tax considerations that you, as a prospective investor, may consider relevant in connection with the acquisition, ownership and disposition of our securities and our election to be taxed as a REIT. As used in this section, the terms “we” and “our” refer solely to Innovative Industrial Properties, Inc. and not any subsidiaries or other lower-tier entities or affiliates, except as otherwise indicated.

This discussion does not exhaust all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations. Nor does this discussion address all aspects of U.S. federal income taxation that may be relevant to particular investors in view of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions, regulated investment companies, broker-dealers, partnerships and other pass-through entities and trusts, persons holding our stock on behalf of other persons as nominees, persons who receive our stock as compensation, persons subject to the alternative minimum tax, persons holding our stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction, non-U.S. individuals and foreign corporations (except to the limited extent discussed below under “— Taxation of Non-U.S. Holders”) and other persons subject to special tax rules. Moreover, this summary assumes that holders will hold our securities as “capital assets” for U.S. federal income tax purposes, which generally means property held for investment.

The statements in this section are based on the current U.S. federal income tax laws, including the Code, the Treasury Regulations, rulings and other administrative interpretations and practices of the Service, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. This discussion is for general purposes only and is not tax advice. We cannot assure you that the Service would not assert, or that a court would sustain, a position contrary to any of the tax consequences described below. Moreover, we cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

On December 22, 2017, tax legislation commonly referred to as the Tax Cuts and Jobs Act was signed into law. The Tax Cuts and Jobs Act makes significant changes to the U.S. federal income tax rules for taxation of individuals and corporations (including corporations that have elected to be taxed as a REIT), generally effective for taxable years beginning on or after January 1, 2018. In the case of individuals, the top federal income tax rate is reduced to 37%, special rules reduce taxation of certain income earned through pass-through entities and reduce the top effective tax rate applicable to ordinary dividends from REITs to 29.6% (through a 20% deduction for ordinary REIT dividends received), and various deductions are eliminated or limited, including limiting the deduction for state and local taxes to $10,000 per year. Most of the changes applicable to individuals are temporary (including the new 20% deduction for qualified REIT dividends that reduces the effective rate of regular income tax on such income) and will expire for taxable years beginning after 2025, unless Congress acts to extend them. The top corporate income tax rate is reduced to 21%. There are only minor changes to the REIT rules (other than the 20% deduction applicable to individuals for ordinary REIT dividends received). The Tax Cuts and Jobs Act makes numerous other large and small changes to the tax rules that do not affect REITs directly but may affect our stockholders and may indirectly affect us.

While the changes in the Tax Cuts and Jobs Act generally appear to be favorable with respect to REITs, the extensive changes to non-REIT provisions in the Code may have unanticipated effects on us or our stockholders. Congressional leaders have recognized that the process of adopting extensive tax legislation in a short amount of time without hearings and substantial time for review is likely to have led to drafting errors, issues needing clarification and unintended consequences that will have to be revisited in subsequent tax legislation. To date, the Service has issued only limited guidance on the changes made in the Tax Cuts and Jobs Act. It is unclear at this time whether Congress will address these issues or when the Service will issue additional administrative guidance.

Prospective stockholders are urged to consult with their tax advisors with respect to the status of the Tax Cuts and Jobs Act and any other regulatory or administrative developments and proposals and their potential effect on investment in our stock.

The U.S. federal income tax treatment of holders of our securities depends, in some instances, on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular holder of our securities will depend on the holder’s particular tax circumstances. We urge you to consult your own tax advisors regarding the U.S. federal, state, local, foreign, and other tax consequences of the acquisition, ownership and disposition of our securities and of our intended election to be taxed as a REIT.

Taxation of Our Company

We were incorporated on June 15, 2016 as a Maryland corporation. We have been organized to operate our business so as to qualify to be taxed as a REIT, for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2017. Our ability to continue to qualify as a REIT depends upon our ability to meet, on a continuing basis, various complex requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our stock. No assurances can be provided regarding our ability to maintain our qualification as a REIT because such qualification depends on our ability to satisfy numerous asset, income, stock ownership and distribution tests described below, the satisfaction of which will depend, in part, on our operating results.

The sections of the Code and Treasury Regulations relating to qualification, operation and taxation as a REIT are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related Treasury Regulations and administrative and judicial interpretations thereof.

In connection with the filing of the registration statement of which this prospectus is a part, Foley & Lardner LLP has issued an opinion to us to the effect that, commencing with our taxable year ended December 31, 2017, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws. You should be aware that Foley & Lardner LLP’s opinion is based on the U.S. federal income tax laws governing qualification as a REIT as of the date of such opinion (which are subject to change, possibly on a retroactive basis), is not binding on the Service or any court, and speaks only as of the date issued. In addition, Foley & Lardner’s opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business. Moreover, our qualification and taxation as a REIT will depend on our ability to meet, on a continuing basis, through actual results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve, among other things, the percentage of our gross income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our stock ownership and the percentage of our earnings that we distribute. Foley & Lardner LLP will not review our compliance with those tests on a continuing basis. Accordingly, we cannot assure you that the actual results of our operations for any particular taxable year will satisfy such requirements. Foley & Lardner LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which may require us to pay a material excise or penalty tax (and interest) in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to maintain our qualification as a REIT, see the section entitled “Failure to Qualify” below.

Provided we continue to qualify for taxation as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our stockholders because we will be entitled to a deduction for dividends that we pay. Such tax treatment avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. In general, income generated by a REIT is taxed only at the stockholder level if such income is distributed by the REIT to its stockholders. However, we will be subject to U.S. federal income tax in the following circumstances:

•	We will be subject to U.S. federal corporate income tax on any REIT taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.
•	We may be subject to corporate “alternative minimum tax” for taxable years beginning before January 1, 2018.
•	We will be subject to tax, at the highest U.S. federal corporate income tax rate (currently 21%), on net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and other non-qualifying income from foreclosure property.
•	We will be subject to a 100% tax on net income from “prohibited transactions,” which are, in general, sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.
•	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” but nonetheless maintain our qualification as a REIT because we meet certain other requirements, we will be subject to a 100% tax on:
•	the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by
•	a fraction intended to reflect our profitability.
•	If we fail to distribute during a calendar year at least the sum of: (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, then we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the sum of (a) the amount we actually distributed; and (b) the amounts we retained and upon which we paid income tax at the corporate level.

•	If we fail any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “— Asset Tests,” as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset that caused such failure with the Service, and (3) we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax with respect to such failure equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate (currently 21%) multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.
•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.
•	We will be subject to a 100% excise tax on transactions with a TRS that are not conducted on an arm’s-length basis.
•	We may be required to pay monetary penalties to the Service in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for Qualification.”
•	If we acquired any asset while we were taxable as a C corporation or we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest U.S. federal corporate income tax rate (currently 21%) applicable if we recognize gain on the sale or disposition of the asset during the five-year period after we acquire the asset. The amount of gain on which we will pay tax generally is the lesser of:
•	the amount of gain that we recognize at the time of the sale or disposition, and
•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.
•	The earnings of our subsidiary entities that are C corporations, including TRSs, will be subject to U.S. federal corporate income tax.

In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We also could be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

A REIT is a corporation, trust or association that satisfies each of the following requirements:

(1)	It is managed by one or more trustees or directors;
(2)	Its beneficial ownership is evidenced by transferable shares of stock, or by transferable shares or certificates of beneficial interest;
(3)	It would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code, i.e., the REIT provisions;
(4)	It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws;
(5)	At least 100 persons are beneficial owners of its stock or ownership shares or certificates (determined without reference to any rules of attribution);
(6)	Not more than 50% in value of its outstanding stock or shares of beneficial interest are owned, directly or indirectly, by five or fewer individuals, which the U.S. federal income tax laws define to include certain entities, during the last half of any taxable year;
(7)	It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Service that must be met to qualify to be taxed as a REIT for U.S. federal income tax purposes;
(8)	It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws;
(9)	It meets certain other requirements described below, regarding the sources of its gross income, the nature and diversification of its assets and the distribution of its income; and
(10)	It has no undistributed earnings and profits from any non-REIT taxable year at the close of any taxable year.

We must satisfy requirements 1 through 4, and 8 during our entire taxable year and must satisfy requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 applied to us beginning with our 2018 taxable year. If we comply with certain requirements for ascertaining the beneficial ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

In addition, our charter provides for restrictions regarding the ownership and transfer of shares of our capital stock. The restrictions in our charter are intended, among other things, to assist us in satisfying requirements 5 and 6 described above. These restrictions, however, may not ensure that we will be able to satisfy such share ownership requirements in all cases. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements that must be met to elect and maintain REIT status. We intend to comply with these requirements.

For purposes of requirement 8, we have adopted December 31 as our year end for U.S. federal income tax purposes, and thereby satisfy this requirement.

Qualified REIT Subsidiaries.   A “qualified REIT subsidiary” generally is a corporation, all of the stock of which is owned, directly or indirectly, by a REIT and that is not treated as a TRS. A corporation that is a “qualified REIT subsidiary” is treated as a division of the REIT that owns, directly or indirectly, all of its stock and not as a separate entity for U.S. federal income tax purposes. Thus, all assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT that directly or indirectly owns the qualified REIT subsidiary. Consequently, in applying the REIT requirements described herein, the separate existence of any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships.   The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in our Operating Partnership and any subsidiary partnerships or limited liability companies that we form or acquire.

An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, as determined under U.S. federal income tax laws, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. We own various direct and indirect interests in entities that are classified as partnerships and limited liability companies for state law purposes. Nevertheless, many of these entities currently are not treated as entities separate from their owners for U.S. federal income tax purposes because such entities are treated as having a single owner for U.S. federal income tax purposes. Consequently, the assets and liabilities, and items of income, deduction, and credit, of such entities will be treated as our assets and liabilities, and items of income, deduction, and credit, for U.S. federal income tax purposes, including the application of the various REIT qualification requirements.

An unincorporated domestic entity with two or more owners, as determined under the U.S. federal income tax laws, generally is taxed as a partnership for U.S. federal income tax purposes. In the case of a REIT that is an owner in an entity that is taxed as a partnership for U.S. federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the entity and as earning its allocable share of the gross income of the entity for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets and items of gross income of any partnership, joint venture, or limited liability company that is taxed as a partnership for U.S. federal income tax purposes is treated as our assets and items of gross income for purposes of applying the various REIT qualification tests. For purposes of the 10% value test (described in “— Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the entity. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital of the entity.

In the event that a disregarded subsidiary of ours ceases to be wholly-owned — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours — the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the total value or total voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”

We may from time to time be a limited partner or non-managing member in a partnership or limited liability company. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

Taxable REIT Subsidiaries.   A REIT is permitted to own, directly or indirectly, up to 100% of the stock of one or more TRSs. The subsidiary and the REIT generally must jointly elect to treat the subsidiary as a TRS. However, a corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities is automatically treated as a TRS without an election. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary or a REIT unless we and such corporation elect to treat such corporation as a TRS. Generally, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

Unlike a qualified REIT subsidiary, the separate existence of a TRS is not ignored for U.S. federal income tax purposes and a TRS is a fully taxable corporation subject to U.S. federal corporate income tax on its earnings. We will not be treated as holding the assets of any TRS or as receiving the income earned by any TRS. Rather, we will treat the stock issued by any TRS as an asset and will treat any dividends paid to us from any TRS as income. This treatment may affect our compliance with the gross income tests and asset tests.

Restrictions imposed on REITs and their TRSs are intended to ensure that TRSs will be subject to appropriate levels of U.S. federal income taxation. These restrictions limit the deductibility of interest paid or accrued by a TRS to its parent REIT and impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis, such as any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS of ours, redetermined deductions and excess interest represent any amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a TRS that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Dividends paid to us from a TRS, if any, will be treated as dividend income received from a corporation. The foregoing treatment of TRSs may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders and may affect our compliance with the gross income tests and asset tests.

A TRS generally may be used by a REIT to undertake indirectly activities that the REIT requirements might otherwise preclude the REIT from doing directly, such as the provision of noncustomary tenant services or other services that would give rise to income that would not qualify under the REIT rules, or the ownership of property held for sale to customers. See “— Gross Income Tests — Rents from Real Property” and “— Gross Income Tests — Prohibited Transactions.”

Gross Income Tests

We must satisfy two gross income tests annually to qualify and maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;
•	interest on debt secured by mortgages on real property or on interests in real property, and interest on debt secured by mortgages on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;
•	dividends or other distributions on, and gain from the sale of, shares in other REITs;
•	gain from the sale of real estate assets, other than gain from the sale of a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) to the extent not secured by real property or an interest in real property, or a nonqualified publicly offered REIT debt instrument as defined under Section 856(c)(5)(L)(ii) of the Code;
•	income and gain derived from foreclosure property (as described below);
•	income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our shares or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test (except for income derived from the temporary investment of new capital), other types of interest and dividends, gain from the sale or disposition of stock or securities (including interest and gain from nonqualified publicly offered REIT debt instruments as defined under Section 856(c)(5)(L)(ii) of the Code) or any combination of these.

Certain income items do not qualify for either gross income test. Other types of income are excluded from both the numerator and the denominator in one or both of the gross income tests. For example, gross income from the sale of property that we hold primarily for sale to customers in the ordinary course of business, income and gain from “hedging transactions,” as defined in “— Hedging Transactions,” and gross income attributable to cancellation of indebtedness, or “COD,” income will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. For purposes of the 75% and 95% gross income tests, we are treated as receiving our proportionate share of our Operating Partnership’s gross income. We will monitor the amount of our non-qualifying income and will seek to manage our investment portfolio to comply at all time with the gross income tests. Under the Tax Cuts and Jobs Act, we would have to accrue certain items of income before they would otherwise be taken into income under the Code if they are taken into account in our applicable financial statements. The following paragraphs discuss the specific application of the gross income tests to us.

Dividends.   Our share of any dividends received from any corporation (including dividends from any TRS that we may form, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Interest.   The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and
•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, market discount, original issue discount, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if the loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of  (i) the date the REIT agreed to originate or acquire the loan or (ii) as discussed below, in the event of a “significant modification,” the date we modified the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property — that is, the amount by which the loan balance exceeds the applicable value of the real estate that secures the loan.

Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. Under the applicable Treasury Regulation (referred to as the “interest apportionment regulation”), if we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a mortgage loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. In Revenue Procedure 2014-51, the Service interpreted the “principal amount” of the loan for purposes of that test to be the face amount of the loan, despite the Code’s requirement that taxpayers treat any market discount (discussed below) as interest rather than principal. In the case of real estate mortgage loans secured by both real and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the interest income from such loan qualifies for purposes of the 75% gross income test.

Hedging Transactions.   From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” means (1) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain) or (3) any new transaction entered into to hedge the income or loss from a prior hedging transaction, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. To the extent that we hedge for other purposes, or to the extent that we do not properly identify a hedging transaction, the income from those transactions will likely be treated as non-qualifying income for purposes of both gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT; however, no assurance can be given that our hedging activities will give rise to income that is excluded from gross income or qualifies for purposes of either or both of the gross income tests. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Rents from Real Property.   To the extent that we acquire real property or an interest therein, rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•	First, the amount of rent must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded, however, from rents from real property solely by reason of being based on fixed percentages of receipts or sales.
•	Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants, the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled TRS” (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.
•	Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.
•	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. We may, however, provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and non-customary services to tenants without tainting our rental income from the related properties.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. Further, the rent from a particular property does not qualify as “rents from real property” if  (i) the rent is considered based on the income or profits of the tenant, (ii) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying taxable REIT subsidiaries or (iii) we furnish non-customary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a taxable REIT subsidiary.

In addition to the rent, the tenants may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.

Prohibited Transactions.   A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Any such income will be excluded from the application of the 75% and 95% gross income tests. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular asset. No assurance, however, can be given that the Service will not successfully assert a contrary position, in which case we would be subject to the prohibited transaction tax on the sale of those assets. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the resulting imposition of the 100% prohibited transactions tax is available, however, if the following requirements are met:

•	the REIT has held the property for not less than two years;
•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;
•	either (1) during the year in question, the REIT did not make more than seven property sales other than sales of foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year or (4) either, (a) the REIT satisfies the requirements of clause (2) applied by substituting “20%” for “10%” and the “3-year average adjusted bases percentage” (as defined in the Code) for the taxable year does not exceed 10%, or (b) the REIT satisfies the requirements of clause (3) applied by substituting “20%” for “10%” and the “3-year average fair market value percentage” (as defined in the Code) for the taxable year does not exceed 10%;
•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and
•	if the REIT has made more than seven property sales (excluding sales of foreclosure property) during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT or a TRS derives no income.

We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we will be able to comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.” We may hold and dispose of certain properties through a taxable REIT subsidiary if we conclude that the sale or other disposition of such property may not fall within the safe-harbor provisions. The 100% prohibited transactions tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary although such income will be taxed to the taxable REIT subsidiary at U.S. federal corporate income tax rates.

Foreclosure Property.   We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. Gross income from foreclosure property will qualify, however, under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;
•	for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and
•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered, however, to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the U.S. Treasury Department. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test (disregarding income from foreclosure property), or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test (disregarding income from foreclosure property);
•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or
•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Failure to Satisfy Gross Income Tests.   We intend to monitor our sources of income, including any nonqualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we are entitled to qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and
•	following such failure for any taxable year, a schedule of the sources of our income is filed with the Service in accordance with regulations prescribed by the Secretary of the U.S. Treasury Department.

We cannot predict, however, whether any failure to meet these tests will qualify for the relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above in the section entitled “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and investments in money market funds;
•	government securities;
•	interests in real property, including leaseholds and options to acquire real property and leaseholds;
•	interests in mortgage loans secured by real property;
•	interests in mortgage loans secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;
•	stock or shares of beneficial interest in other REITs;
•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term;
•	personal property leased in connection with real property if the rent attributable to such personal property is not greater than 15% of the total rent received under the lease;
•	debt instruments issued by “publicly offered REITs;” and
•	regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets (the “5% asset test”).

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the total voting power or 10% of the total value of any one issuer’s outstanding securities (the “10% vote test” and the “10% value test,” respectively).

Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test (the “25% securities test”).

Sixth, not more than 25% of the value of our total assets may be represented by debt instruments of “publicly offered REITs” to the extent those debt instruments are not secured by real property or an interest in real property.

For purposes of these assets tests, we are treated as holding our proportionate share of our Operating Partnership’s assets. For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” does not include:

•	“straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any “controlled TRS” hold non-” straight” debt securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:
•	a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and
•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;
•	any loan to an individual or an estate;
•	any “section 467 rental agreement,” other than an agreement with a related party tenant;
•	any obligation to pay “rents from real property;”
•	certain securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity;
•	any security (including debt securities) issued by another REIT;
•	any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and certain debt securities issued by that partnership; or
•	any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We intend that the assets that we will hold will satisfy the foregoing asset test requirements. We will not obtain, however, nor are we required to obtain under the U.S. federal income tax laws, independent appraisals to support our conclusions as to the value of our assets and securities or the real estate collateral for any mortgage loans that we may originate or acquire. Therefore, we cannot assure you that we will be able to satisfy the asset tests described above. We will monitor the status of our assets for purposes of the various asset tests and seek to manage our portfolio to comply at all times with such tests. No assurance, however, can be given that we will continue to be successful in this effort. In this regard, to determine our compliance with these requirements, we will have to value our investment in our assets to ensure compliance with the asset tests. Although we seek to be prudent in making these estimates, no assurances can be given that the Service might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and, thus, would fail to qualify as a REIT.

If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification so long as:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and
•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% asset test, the 10% vote test or the 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if  (i) the failure is de minimis (up to the lesser of 1% of the total value of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the Service describing the assets that caused such failure in accordance with regulations promulgated by the Secretary of the U.S. Treasury Department and (iii) pay a tax equal to the greater of  $50,000 or the product of the highest U.S. federal corporate tax rate (currently, 21%) and the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT.

We intend that the assets that we may hold will satisfy the foregoing asset test requirements. We will monitor the status of our assets and our future acquisition of assets to ensure that we comply with those requirements, but we cannot assure you that we will be successful in this effort. No independent appraisals will be obtained to support our estimates of and conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that support our assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, no assurance can be given that the Service will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of:
•	90% of our REIT taxable income computed without regard to the dividends paid deduction and our net capital gain, and
•	90% of our after-tax net income, if any, from foreclosure property, minus
•	the sum of certain items of non-cash income.

We must make such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted as satisfying the annual distribution requirements for REITs other than “publicly offered” REITs, and to provide a REIT-level tax deduction for such REITs, the distributions must not be a “preferential dividend.” A distribution is not a preferential dividend if the distribution is (i) pro-rata among all outstanding shares within a particular class and (ii) in accordance with the preferences among different classes of shares as set forth in the REIT’s organizational documents. Such preferential dividend rules will not apply to our distributions if we qualify as a “publicly offered” REIT. We believe that we will be a “publicly offered” REIT.

We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,
•	95% of our REIT capital gain income for such year, and
•	any undistributed taxable income from prior periods.

We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay income tax on the net long term capital gain we recognize in a taxable year. See the section above entitled “— Taxation of U.S. Holders.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the REIT distribution requirements and the 4% nondeductible excise tax described above.

We intend to make timely distributions in the future sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax. It is possible that, from time to time, we may experience timing differences between the actual receipt of cash, including distributions from our subsidiaries, and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. As a result of the foregoing, we may have less cash than is necessary to make distributions to our stockholders that are sufficient to avoid corporate income tax and the 4% nondeductible excise tax imposed on certain undistributed income or even to meet the annual distribution requirements. In such a situation, we may need to borrow funds or issue additional stock, or, if possible, pay dividends consisting, in whole or in part, of our stock or debt securities.

In order for distributions to be counted as satisfying the annual distribution requirement applicable to REITs and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest and may be required to pay a penalty to the Service based upon the amount of any deduction we take for deficiency dividends.

The Tax Cuts and Jobs Act contains provisions that may change the way that we calculate our REIT taxable income and that our subsidiaries calculate their taxable income in taxable years beginning after December 31, 2017. Under the Tax Cuts and Jobs Act, we will have to accrue certain items of income before they would otherwise be taken into income under the Code if they are taken into account in our applicable financial statements. Additionally, for taxable years beginning after December 31, 2017, the Tax Cuts and Jobs Act limits interest deductions for businesses, whether in corporate or pass-through form, to the sum of the taxpayer’s business interest income for the tax year and 30% of the taxpayer’s adjusted taxable income for the tax year. This limitation could apply to our Operating Partnership and any TRS. This limitation does not apply to an “electing real property trade or business.” We have not elected out of the new interest expense limitation, but may do so in the future. One consequence of electing to be an “electing real property trade or business” is that the new expensing rules will not apply to certain property used in an electing real property trade or business. In addition, in the case of an electing real property trade or business, real property and “qualified improvement property” are depreciated under the alternative depreciation system, with 40-year useful life for nonresidential real property and a 20-year useful life for qualified improvement property (although a potential drafting error makes the useful life for qualified improvement property uncertain). Finally, there are new limitations on use of net operating losses arising in taxable years beginning after December 31, 2017.

Sale-Leaseback Transactions

Some of our investments have been, and may in the future be, in the form of sale-leaseback transactions whereby we purchase real estate properties and lease them back to the seller. We normally intend to treat these transactions as real estate purchases and true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the Service might take the position that the transaction is not a sale-leaseback but is more properly treated in some other manner. In the event of a successful recharacterization, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the asset tests or the gross income tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned, and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency distribution procedure or might result in a larger portion of our distributions being treated as ordinary distribution income to our stockholders.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request, on an annual basis, information from our stockholders designed to disclose the actual ownership of our outstanding shares, and we must maintain a list of those persons failing or refusing to comply with such request as part of our records. A stockholder that fails or refuses to comply with such request is required by the Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of our stock and other information. We intend to comply with these requirements.

Failure to Qualify as a REIT

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax and any applicable alternative minimum tax (for taxable years beginning before January 1, 2018) on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current or accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and stockholders taxed at individual rates might be eligible for the reduced U.S. federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Our Operating Partnership

Our Operating Partnership currently is treated as a partnership for U.S. federal income tax purposes.

Under the Code, a partnership generally is not subject to U.S. federal income tax, but is required to file a partnership tax information return each year. In general, the character of each partner’s share of each item of income, gain, loss, deduction, credit, and tax preference is determined at the partnership level. Each partner is then allocated a distributive share of such items in accordance with the partnership agreement and is required to take such items into account in determining such partner’s income. Each partner includes such amount in income for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the partnership. Cash distributions, if any, from a partnership to a partner generally are not taxable unless and to the extent they exceed the partner’s basis in its partnership interest immediately before the distribution. Any amounts in excess of such tax basis will generally be treated as a sale or exchange of such partner’s interest in the partnership.

For purposes of the REIT income and asset tests, we are treated as receiving or holding our proportionate share of our Operating Partnership’s income and assets, respectively. We control, and intend to continue to control, our Operating Partnership and intend to operate it consistently with the requirements for our qualification as a REIT.

The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which generally are effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. These rules could result in the Operating Partnership being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Prospective stockholders are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our securities.

The discussion above assumes that our Operating Partnership is treated as a “partnership” for U.S. federal income tax purposes. Generally, a domestic unincorporated entity with two or more partners is treated as a partnership for U.S. federal income tax purposes unless it affirmatively elects to be treated as a corporation. However, certain “publicly traded partnerships” are treated as corporations for U.S. federal income tax purposes. We intend to comply with one or more exceptions to treatment of our Operating Partnership as a corporation under the publicly traded partnership rules. Failure to qualify for such an exception could prevent us from qualifying as a REIT.

Taxation of U.S. Holders

The term “U.S. holder” means a beneficial owner of our securities that, for U.S. federal income tax purposes, is:

•	a citizen or resident of the United States;
•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its States or the District of Columbia;
•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•	any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our securities, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership and certain determinations made at the partner level. If you are a partner in a partnership holding our securities, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our securities by the partnership.

Taxation of Taxable U.S. Holders on Distributions on Shares.  As long as we qualify as a REIT, a taxable U.S. holder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. Dividends paid to a U.S. holder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. holder generally will not qualify for the 20% tax rate for “qualified dividend income.”

The maximum tax rate for qualified dividend income received by taxpayers taxed at individual rates is 20%. Qualified dividend income generally includes dividends paid to U.S. holders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “— Taxation of Our Company” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income.

As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. Beginning in taxable years on or after January 1, 2018 and before January 1, 2026, non-corporate U.S. stockholders will be entitled to deduct 20% of ordinary REIT dividends they receive. In combination with the 37% maximum rate applicable to non-corporate U.S. stockholders in such years, ordinary REIT dividends are subject to a maximum tax rate of 29.6%, as compared with the 39.6% rate applicable in taxable years beginning before January 1, 2018.

In addition, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from certain non-REIT corporations (e.g., dividends from any domestic TRSs), (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income) and (iii) attributable to income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. holder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our shares of capital stock become ex-dividend. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from us. Dividends paid to a corporate U.S. stockholder will not qualify for the dividends received deduction generally available to corporations.

A U.S. holder generally will take into account distributions that we properly designate as capital gain dividends as long-term capital gain, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. holder has held our shares of capital stock. Dividends designated as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. A corporate U.S. holder may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. Net capital gain is generally taxable at a maximum U.S. federal income tax rate of 20%, in the case of U.S. stockholders who are individuals, and 21% for corporations. Capital gain dividends attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% U.S. federal income tax rate for U.S. stockholders who are individuals, trusts or estates, to the extent of previously claimed depreciation deductions.

We may elect to retain and pay income tax on the net long-term capital gain that we recognize in a taxable year. In that case, to the extent we designate such amount on a timely notice to such stockholder, a U.S. holder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. holder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. holder would increase the basis in its shares of capital stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. holder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. holder’s shares of capital stock. Instead, the distribution will reduce the adjusted basis of such shares of capital stock. A U.S. holder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. holder’s adjusted basis in his or her shares of capital stock as long-term capital gain, or short-term capital gain if the shares of capital stock have been held for one year or less, assuming the shares of capital stock are a capital asset in the hands of the U.S. holder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. holder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. holder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year, as described in “— Distribution Requirements.”

Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income.

Taxable distributions from us and gain from the disposition of our shares of capital stock will not be treated as passive activity income and, therefore, a U.S. holder generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which such U.S. holder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our shares of capital stock generally will be treated as investment income for purposes of the investment interest limitations. Similarly, for taxable years beginning after December 31, 2017, non-corporate stockholders cannot apply “excess business losses” against dividends that we distribute and gains arising from the disposition of our common stock. Dividends that we distribute, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of shares or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at the ordinary income tax rate on such amounts. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of Taxable U.S. Holders on the Disposition of Shares.  In general, a U.S. holder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our shares of capital stock as long-term capital gain or loss if the U.S. holder has held such shares of capital stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. holder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. holder’s adjusted tax basis. A holder’s adjusted tax basis generally will equal the U.S. holder’s acquisition cost, increased by the excess of net capital gain deemed distributed to the U.S. holder (discussed above) less tax deemed paid by such U.S. holder on such gains and reduced by any returns of capital. However, a U.S. holder must treat any loss upon a sale or exchange of shares of capital stock held by such holder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. holder treats as long term capital gain. All or a portion of any loss that a U.S. holder realizes upon a taxable disposition of our shares of capital stock may be disallowed if the U.S. holder purchases our shares of capital stock (or substantially similar shares of capital stock) within 30 days before or after the disposition.

Capital Gains and Losses.  A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The maximum tax rate on long-term capital gain applicable to U.S. holders taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gains or the accumulated depreciation on the Section 1250 property. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of our shares of capital stock.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we will designate whether such a distribution is taxable to U.S. holders taxed at individual rates at a 20% or 25% rate. The highest marginal individual income tax rate currently is 37%. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses, including capital losses recognized upon the disposition of our shares. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates (currently up to 21%). A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

If a U.S. stockholder recognizes a loss upon a disposition of our stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, resulting in a requirement to separately disclose the loss-generating transaction to the Service. These Treasury Regulations are written quite broadly and apply to many routine and simple transactions. A reportable transaction currently includes, among other things, a sale or exchange of stock resulting in a tax loss in excess of (a) $10 million in any single year or $20 million in any combination of years in the case of stock held by a C corporation or by a partnership with only C corporation partners or (b) $2 million in any single year or $4 million in any combination of years in the case of stock held by any other partnership or an S corporation, trust or individual, including losses that flow through pass through entities to individuals. A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return and, in the first year of filing, a copy of Form 8886 must be sent to the Service’s Office of Tax Shelter Analysis. The penalty for failing to disclose a reportable transaction is generally $10,000 in the case of a natural person and $50,000 in any other case.

Information Reporting Requirements and Withholding.  We or the applicable withholding agent will report to U.S. holders and to the Service the amount and the tax character of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. holder may be subject to backup withholding (currently at a rate of 24% ) with respect to distributions unless such holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or
•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

 A U.S. holder who does not provide the applicable withholding agent with its correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the U.S. holder’s income tax liability. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the U.S. holder’s U.S. federal income tax liability if certain required information is timely furnished to the Service. U.S. holders are urged to consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding. In addition, the applicable withholding agent may be required to withhold a portion of distributions to any U.S. holders who fail to certify their U.S. status.

Taxation of Non-U.S. Holders

The term “non-U.S. holder” means a beneficial owner of our shares of capital stock that is not a U.S. holder or a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes). The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state and local income tax laws on ownership of our shares of capital stock, including any reporting requirements.

A non-U.S. holder that receives a distribution from us that is not attributable to gain from our sale or exchange of “United States real property interests,” as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. If a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the distribution will not incur the 30% withholding tax, but the non-U.S. holder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. holder. In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares of capital stock. It is expected that the applicable withholding agent will withhold U.S. income tax at the rate of 30% on the gross amount of any distribution that we do not designate as a capital gain distribution or retained capital gain and is paid to a non-U.S. holder unless either:

•	a lower treaty rate applies and the non-U.S. holder files with the applicable withholding agent an IRS Form W-8BEN or IRS Form W-8BEN-E evidencing eligibility for that reduced rate, or
•	the non-U.S. holder files with the applicable withholding agent an IRS Form W-8ECI claiming that the distribution is effectively connected income.

Capital gain dividends received or deemed received by a non-U.S. holder from us that are not attributable to gain from our sale or exchange of “United States real property interests,” as defined below, are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. holder’s investment in our shares of capital stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder (in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain) or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. holder will be subject to a 30% tax on the individual’s net capital gain for the year).

A non-U.S. holder will not incur tax on a distribution on the shares of capital stock in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted tax basis of its shares of capital stock. Instead, the excess portion of the distribution will reduce such non-U.S. holder’s adjusted tax basis of its shares of capital stock. A non-U.S. holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its shares of capital stock, if the non-U.S. holder otherwise would be subject to tax on gain from the sale or disposition of its shares of capital stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, it is expected that the applicable withholding agent normally will withhold tax on the entire amount of any distribution at the same rate applicable to withholding on a dividend. To the extent that we do not do so, we nevertheless may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%. However, a non-U.S. holder may obtain a refund of amounts that the applicable withholding agent withheld if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. holder may incur tax on distributions that are attributable to gain from our sale or exchange of “United States real property interests” under special provisions of the U.S. federal income tax laws known as “FIRPTA.” The term “United States real property interests” includes interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. Under the FIRPTA rules, a non-U.S. holder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with a U.S. business of the non-U.S. holder. A non-U.S. holder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate holder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless a non-U.S. holder qualifies for the exception described in the next paragraph, the applicable withholding agent must withhold 21% of any such distribution that we could designate as a capital gain dividend. A non-U.S. holder may receive a credit against such holder’s tax liability for the amount withheld.

Capital gain distributions on our shares of capital stock that are attributable to our sale of real property will be treated as ordinary dividends, rather than as gain from the sale of a United States real property interest, if (i) the class of capital stock is “regularly traded” on an established securities market in the United States and (ii) the non-U.S. holder does not own more than 10% of such class of capital stock during the one-year period preceding the distribution date. As a result, non-U.S. holders generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. If a class of our capital stock is not regularly traded on an established securities market in the United States or the non-U.S. holder owned more than 10% of such class of capital stock at any time during the one-year period prior to the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA. Moreover, if a non-U.S. holder disposes of our capital stock during the 30-day period preceding a dividend payment, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our capital stock within 61 days of the 1st day of the 30 day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder will be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.

A non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our shares of capital stock as long as we are not a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are United States real property interests, then the REIT will be a United States real property holding corporation. We anticipate that we will be classified as a United States real property holding corporation based on our investment strategy and current investments. In that case, gains from the sale of our shares of capital stock by a non-U.S. holder could be subject to a FIRPTA tax. However, a non-U.S. holder generally would not incur tax under FIRPTA on gain from the sale of our shares of capital stock if we were a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. persons.

If a class of our capital stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to such class of our capital stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. holder sells such capital stock. Under that exception, the gain from such a sale by such a non-U.S. holder will not be subject to tax under FIRPTA if (i) the class of our capital stock is treated as regularly traded under applicable Treasury Regulations on an established securities market and (ii) the non-U.S. holder owned, actually or constructively, 10% or less of such class of our capital stock at all times during a specified testing period. If the gain on the sale of our capital stock were taxed under FIRPTA, a non-U.S. holder would be taxed on that gain in the same manner as U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.

In addition, distributions to “qualified shareholders” (generally, certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds,” or entities all of the interests of which are held by “qualified foreign pension funds,” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. holder provided that the non-U.S. holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if the applicable withholding agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the United States by a non-U.S. holder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. holder of shares of capital stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. holder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability if certain required information is timely furnished to the Service. Non-U.S. holders are urged to consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act, or FATCA, imposes a U.S. federal withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied. FATCA generally imposes a U.S. federal withholding tax at a rate of 30% on dividends on, and gross proceeds from the sale or other disposition of, our stock if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. If we determine withholding is appropriate in respect of our capital stock, we may withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Under recently released proposed Treasury Regulations, gross proceeds from a sale or other disposition of our capital stock are not subject to FATCA withholding.  In the preamble to these proposed Treasury Regulations, the Internal Revenue Service has stated that taxpayers may generally rely on the proposed Treasury Regulations until final Treasury Regulations are issued.

If withholding is required under FATCA on a payment, holders of our capital stock that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the Service to obtain the benefit of such exemption or reduction (provided that such benefit is available). Stockholders should consult their own tax advisors regarding the effect of FATCA on an investment in our capital stock.

Redemption and Conversion of Preferred Stock

Cash Redemption of Preferred Stock.    A redemption of preferred stock will be treated for federal income tax purposes as a distribution taxable as a dividend (to the extent of our current and accumulated earnings and profits), unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares. Such a redemption will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the holder (which will not be the case if only non-voting preferred stock is redeemed), (ii) results in a “complete termination” of the holder’s equity interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests has been met, shares of our common stock and preferred stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our common stock and preferred stock actually owned by the holder, must generally be taken into account. If a holder of preferred stock owns (actually and constructively) no shares of our outstanding common stock or an insubstantial percentage thereof, a redemption of shares of preferred stock of that holder is likely to qualify for sale or exchange treatment because the redemption would be “not essentially equivalent to a dividend.” However, the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to any particular holder of preferred stock depends upon the facts and circumstances at the time the determination must be made. We urge prospective holders of preferred stock to consult their own tax advisors to determine such tax treatment.

If a redemption of preferred stock is not treated as a distribution taxable as a dividend to a particular holder, it will be treated as a taxable sale or exchange by that holder. As a result, the holder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of our current and accumulated earnings and profits) and (ii) the holder’s adjusted tax basis in the shares of the preferred stock. Such gain or loss will be capital gain or loss if the shares of preferred stock were held as a capital asset, and will be long-term gain or loss if such shares were held for more than one year. If a redemption of preferred stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received by the holder, and the holder’s adjusted tax basis in the redeemed shares of the preferred stock will be transferred to the holder’s remaining shares of our stock. If the holder owns no other shares of our stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

Conversion of Preferred Stock into Common Stock.    In general, no gain or loss will be recognized for federal income tax purposes upon conversion of the preferred stock solely into shares of common stock. The basis that a stockholder will have for tax purposes in the shares of common stock received upon conversion will be equal to the adjusted basis for the stockholder in the shares of preferred stock so converted, and provided that the shares of preferred stock were held as a capital asset, the holding period for the shares of common stock received would include the holding period for the shares of preferred stock converted. A stockholder will, however, generally recognize gain or loss on the receipt of cash in lieu of fractional shares of common stock in an amount equal to the difference between the amount of cash received and the stockholder’s adjusted basis for tax purposes in the preferred stock for which cash was received. Furthermore, under certain circumstances, a stockholder of shares of preferred stock may recognize gain or dividend income to the extent that there are accumulated and unpaid dividends on the shares at the time of conversion into common stock.

Adjustments to Conversion Price.    Adjustments in the conversion price, or the failure to make such adjustments, pursuant to the anti-dilution provisions of the preferred stock or otherwise, may result in constructive distributions to the stockholders of preferred stock that could, under certain circumstances, be taxable to them as dividends pursuant to Section 305 of the Code. If such a constructive distribution were to occur, a stockholder of preferred stock could be required to recognize ordinary income for tax purposes without receiving a corresponding distribution of cash. Under proposed regulations, such constructive distributions, if any, would generally be deemed to occur on the date adjustments to the conversion price are made in accordance with the terms of the relevant series of preferred stock.

Warrants

Upon the exercise of a warrant for common stock, a holder will not recognize gain or loss and will have a tax basis in the common stock received equal to the tax basis in such stockholder’s warrant plus the exercise price of the warrant. The holding period for the common stock purchased pursuant to the exercise of a warrant will begin on the day following the date of exercise and will not include the period that the stockholder held the warrant.

Upon a sale or other disposition of a warrant, a holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and the holder’s tax basis in the warrant. Such a gain or loss will be long term if the holding period is more than one year. In the event that a warrant lapses unexercised, a holder will recognize a capital loss in an amount equal to his tax basis in the warrant. Such loss will be long term if the warrant has been held for more than one year.

State, Local and Foreign Taxes

We and/or our subsidiaries and holders of securities may be subject to taxation by various states, localities or foreign jurisdictions, including those in which we, our subsidiaries, or holders of our securities transact business, own property or reside. We or our subsidiaries may own properties located in numerous jurisdictions and may be required to file tax returns in some or all of those jurisdictions. The state, local and foreign tax treatment of us and holders of our securities may differ from the U.S. federal income tax treatment of us and holders of our securities described above. Consequently, holders of our securities should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws upon an investment in our securities.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with the purchase and holding of our securities by (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, that is subject to Title I of ERISA, (ii) a plan (as defined in Section 4975 of the Code), which is subject to Section 4975 of the Code (including IRAs and Keogh plans) or (iii) any entity deemed to hold plan assets of any of the foregoing by virtue of the plan’s investment in the entity (each such plan, account and entity described above is referred to herein as a “Plan”), or any employee benefit plan that is subject to any federal, state, local or other law that is substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”). This summary is based on current provisions of ERISA and the Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the Service. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

General Fiduciary Obligations

Under ERISA and the Code, a person generally is a fiduciary with respect to a Plan if, among other things, the person has discretionary authority or control over the administration of the Plan or the management or disposition of Plan assets or provides investment advice for a fee or other compensation (direct or indirect) with respect to the Plan. Each fiduciary of a Plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Code, such as an IRA, seeking to invest plan assets in our securities must consider, taking into account the facts and circumstances of each such Plan, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Code;
•	whether, under the facts and circumstances pertaining to the Plan in question, the fiduciary’s responsibility to the Plan has been satisfied;
•	whether the investment will produce an unacceptable amount of “unrelated business taxable income” (“UBTI”) to the Plan; and
•	the need to value the assets of the Plan annually.

Under ERISA, a Plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;
•	to invest plan assets prudently;
•	to diversify the investments of the plan, unless it is clearly prudent not to do so;
•	to ensure sufficient liquidity for the plan;
•	to ensure that plan investments are made in accordance with plan documents; and
•	to consider whether an investment would constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan. In considering an investment in our securities, a Plan fiduciary should consider whether such an investment is appropriate for the Plan, taking into account such fiduciary obligations described above.

Prohibited Transactions

Generally, both ERISA and the Code prohibit Plans from engaging in certain transactions involving Plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets, unless an exemption is available. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of a Plan that engages in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code, including an obligation to restore to the Plan any profits they realized as a result of the transaction or breach and make up for any losses incurred by the Plan as a result of the transaction or breach. With respect to an IRA that invests in our securities, the occurrence of a non-exempt prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code. Accordingly, the fiduciary of a Plan or any other person making investment decisions for a Plan should consider the application of the prohibited transaction rules (and the available exemptions, if any) of ERISA and the Code prior to making any decision to purchase and hold our securities. There can be no assurance that the conditions of any of the available prohibited transaction exemptions will be satisfied. In addition, if we are deemed to hold plan assets (as described below), our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing Plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Plan investor, we might be a disqualified person or party-in-interest with respect to such Plan investor, resulting in a non-exempt prohibited transaction merely upon investment by such Plan in our securities.

Plan Asset Considerations

In order to determine whether an investment in our securities by a Plan creates or gives rise to the potential for either non-exempt prohibited transactions or a commingling of assets as referred to above, a Plan fiduciary must consider whether an investment in our securities will cause our assets to be treated as assets of the investing Plan and subject to ERISA. Section 3(42) of ERISA defines the term “plan assets” to mean plan assets as defined in regulations (the Plan Assets Regulation) promulgated by the Department of Labor. These regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Plan when the Plan invests in that entity. Under the Plan Assets Regulation, the assets of an entity in which a Plan makes an equity investment will generally be deemed to be assets of the Plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing Plans, our management would be treated as fiduciaries with respect to each Plan holder of our securities and an investment in our securities might constitute an ineffective delegation of fiduciary responsibility to our advisors, and expose the fiduciary of the Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our securities might be deemed to result in an impermissible commingling of IRA assets with other property.

If our advisor or its affiliates were treated as fiduciaries with respect to Plan holders of our securities, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan holders of our securities with the opportunity to sell their securities to us or we might dissolve.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a Plan investing therein unless the entity satisfies one of the exceptions to the general rule.

Exception for “Publicly-Offered Securities.”   If a Plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

•	(i) sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Exchange Act within a specified time period or (ii) sold as part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act;
•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and
•	“freely transferable.”

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

•	any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;
•	any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;
•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and
•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

fOur structure has been established with the intent to satisfy the criteria to be a “publicly-offered security”, however, there is no assurance that our securities will meet such requirement.

Exception for Insignificant Participation by Plan Investors.   The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a Plan investing in such entity if equity participation in the entity by employee benefit plans, including Plans, is not significant. The Plan Assets Regulation provides that equity participation in an entity by Plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by Plan investors. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. We cannot provide any assurance that Plan investors will hold less than 25% of the value of our securities.

Other Prohibited Transactions

Regardless of whether our securities qualify for the “publicly-offered securities” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, our advisors, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Plan purchasing our securities. Accordingly, unless an administrative or statutory exemption applies, securities should not be purchased by a Plan with respect to which any of the above persons is a fiduciary.

Further, certain employee benefit plans, such as governmental, non-U.S. or church plans, generally are not subject to the requirements of Title I of ERISA of relevant Code provisions; provided, however, such plans may be subject to Similar Laws that affect their ability to acquire or hold our securities. Such plans should consult their own advisors regarding the applicability of any such Similar Laws.

Representation

By acceptance of any of our securities, each purchaser and subsequent transferee of our securities will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold such securities constitutes assets of any Plan or a plan subject to Similar Law or (ii) the purchase and holding of such securities by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The sale of our securities to a Plan is in no respect a representation by us or any other person associated with the offering that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

The preceding discussion is only a summary of certain ERISA and Code implications of an investment in the securities and does not purport to be complete. Prospective investors should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances.

Each purchaser or transferee that is or is acting on behalf of a Plan or a plan subject to Similar Law should consult with its legal advisor concerning the potential consequences to the Plan under ERISA, Section 4975 of the Code or applicable Similar Law of an investment in our securities.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION

The common shares, preferred shares, depositary shares, warrants, rights and units may be sold:

•	to or through underwriting syndicates represented by managing underwriters;
•	through one or more underwriters without a syndicate for them to offer and sell to the public;
•	through dealers or agents;
•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise; or
•	to investors directly in negotiated sales or in competitively bid transactions.

The prospectus supplement for each series of securities we sell will describe that offering, including:

•	the name or names of any underwriters;
•	the purchase price, the proceeds from that sale and the expected use of such proceeds;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.

Underwriters

If underwriters are used in the sale, we will execute an underwriting agreement with the underwriters relating to the securities that we will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions. The underwriters will be obligated to purchase all of the offered securities if any are purchased.

The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We also may sell the securities in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the securities that they remarket.

We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us, at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

Agents

We may also sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to any such agents in the prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the prospectus supplement.

Direct Sales

We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of these securities.

Indemnification

We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

No Assurance of Liquidity

The securities offered hereby may be a new issue of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.

LEGAL MATTERS

The validity of the securities covered by this prospectus, and certain tax matters will be passed upon for us by Foley & Lardner LLP, San Diego, California.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2018 and 2017 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act.

We will provide to each person, including any beneficial owner, to whom our prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into our prospectus but not delivered with our prospectus. To receive a free copy of any of the documents incorporated by reference in our prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

Innovative Industrial Properties, Inc.
1389 Center Drive, Suite 200
Park City, UT 84098
Attn: Secretary
(858) 997-3332

We maintain a website at www.innovativeindustrialproperties.com. Information contained on, or accessible through our website is not incorporated by reference into and does not constitute a part of this prospectus or any other report or documents we file with or furnish to the SEC.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and our securities, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC’s website, www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.

Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

SEC registration fee	$(1)
FINRA filing fees	(2)
NYSE listing fees	(2)
Printing and mailing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Transfer agent fees	(2)
Miscellaneous	(2)
Total	$(2)

____________

(1)	Deferred in accordance with Rule 456(b) and 457(r).
(2)	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.

Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. Nevertheless, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•	written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or
•	any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager, member or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served any predecessor of our company, in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

We have entered into indemnification agreements with each of our executive officers and directors, and expect to enter into indemnification agreements with future executive officers and directors, that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.

Exhibits.   See Exhibit Index below.

Item 17.

Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, state of California, on the 27th day of December, 2019.

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

By:	/s/ Paul Smithers
Paul Smithers
President and Chief Executive Officer

SPECIAL POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the Signature Page to this Registration Statement constitutes and appoints Alan Gold and Paul Smithers, and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any amendment or registration statement filed pursuant to Rule 462, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	CAPACITY	DATE

/s/ Alan Gold	Executive Chairman	December 27, 2019
Alan Gold

/s/ Paul Smithers	President and Chief Executive Officer	December 27, 2019
Paul Smithers	(Principal Executive Officer)

/s/ Catherine Hastings	Chief Financial Officer, Chief	December 27, 2019
Catherine Hastings	Accounting Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)

/s/ Gary Kreitzer	Vice Chairman	December 27, 2019
Gary Kreitzer

/s/ Scott Shoemaker	Director	December 27, 2019
Scott Shoemaker

/s/ David Stecher	Director	December 27, 2019
David Stecher

EXHIBIT INDEX

The following exhibits are included in this registration statement on Form S-3 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement.
3.1	Second Articles of Amendment and Restatement of Innovative Industrial Properties, Inc. (including Articles Supplementary Classifying Innovative Industrial Properties, Inc.’s 9.00% Series A Cumulative Redeemable Preferred Stock).(1)
3.2	Amended and Restated Bylaws of Innovative Industrial Properties, Inc.(2)
4.1	Form of Certificate for Common Stock.(3)
4.2	Indenture, dated as of February 21, 2019, among IIP Operating Partnership, LP, as issuer, Innovative Industrial Properties, Inc. and subsidiaries of IIP Operating Partnership, LP, as guarantors, and GLAS Trust Company LLC, as trustee, including the Form of Note representing IIP Operating Partnership, LP’s 3.75% Exchangeable Senior Notes due 2024.(4)
4.2*	Form of Preferred Stock Certificate.
4.3*	Form of Deposit Agreement and Depositary Receipt with respect to Depositary Shares.
4.4*	Form of Warrant Certificate.
4.5*	Form of Warrant Agreement.
4.6*	Form of Rights Certificate.
4.7*	Form of Rights Agreement.
4.8*	Form of Unit Certificate.
4.9*	Form of Unit Agreement.
5.1**	Opinion of Foley & Lardner LLP (including consent of such firm).
8.1**	Tax Opinion of Foley & Lardner LLP (including consent of such firm).
21.1**	List of Subsidiaries of Innovative Industrial Properties, Inc.
23.1**	Consent of Foley & Lardner LLP (included in Exhibit 5.1).
23.2**	Consent of Foley & Lardner LLP (included in Exhibit 8.1).
23.3**	Consent of BDO USA, LLP.
24.1	Powers of Attorney (included on signature page).

*	To be filed, if necessary, by amendment or incorporated by reference in connection with the offering of a particular class or series of securities.

**	Filed herewith.

(1)	Incorporated herein by reference to Innovative Industrial Properties, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2017.
(2)	Incorporated herein by reference to Innovative Industrial Properties, Inc.’s Registration Statement on Form S-11, as amended (File No. 333-214148), filed with the SEC on October 17, 2016.
(3)	Incorporated by reference to Innovative Industrial Properties, Inc.’s Registration Statement on Form S-11, as amended (File No. 333-214148), filed with the SEC on November 17, 2016.
(4)	Incorporated herein by reference to Innovative Industrial Properties, Inc.'s Current Report on Form 8-K filed with the SEC on February 21, 2019.